                                                                       EXHIBIT 5
                    THE UNITED STATES LIFE Insurance Company
                            In the City of New York

Home Office:
New York, New York

125 Maiden Lane            JOHN DOE
New York, NY 10038-4992    POLICY NUMBER: Al 0000000L

1-800-251-3720

WE WILL PAY THE DEATH BENEFIT PROCEEDS to the Beneficiary if the Insured dies prior to the Maturity Date and while this policy is in force. Payment will be made after We receive due proof of the Insured's death, and will be subject to the terms of this policy.

WE WILL PAY THE CASH SURRENDER VALUE of this policy to the Owner on the Maturity Date if the Insured is living on that date.

THE DEATH BENEFIT WILL BE DETERMINED IN ACCORDANCE WITH THE DEATH BENEFIT AND DEATH BENEFIT OPTIONS PROVISION. THE AMOUNT OR DURATION OF THE DEATH BENEFIT PROCEEDS AND THE CASH VALUES PROVIDED BY THIS POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT, ARE VARIABLE, MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

The consideration for this policy is the application and payment of the first premium. The first premium must be paid on or before delivery of this policy.

This is a FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY. An adjustable Death Benefit is payable upon the Insured's death prior to the Maturity Date. Investment results are reflected in policy benefits. ACCUMULATION VALUES and CASH VALUES are flexible and will be based on the amount and frequency of premiums paid and the investment results of the Separate Account.
NONPARTICIPATING-NOT ELIGIBLE FOR DIVIDENDS.

                   NOTICE OF TEN DAY RIGHT TO EXAMINE POLICY

YOU MAY RETURN THIS POLICY WITHIN 10 DAYS AFTER DELIVERY IF YOU ARE NOT SATISFIED WITH IT FOR ANY REASON. THE POLICY MAY BE RETURNED TO US OR TO THE REGISTERED REPRESENTATIVE THROUGH WHOM IT WAS PURCHASED. UPON SURRENDER OF THIS POLICY WITHIN THE 10 DAY PERIOD, IT WILL BE DEEMED VOID FROM THE DATE OF ISSUE, AND WE WILL REFUND THE GREATER OF: (1) THE ACCUMULATION VALUE ON THE DATE OF SURRENDER PLUS ANY TAXES OR CHARGES THAT MAY HAVE BEEN DEDUCTED; OR (2) THE SUM OF ALL PREMIUMS RECEIVED BY THE COMPANY.

SIGNED AT THE HOME OFFICE ON THE DATE OF ISSUE.



                FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY
                           READ YOUR POLICY CAREFULLY

97600N

                                     INDEX


Allocation of Policy Deductions                 3B   General Account                        9
Allocation of Net Premiums                      3B   General Provisions                    18
Annual Report                                   19   Grace Period                          12
Automatic Rebalancing                           14   Incontestability                      18
Beneficiary and Proceeds                        16   Investment Advisor, Change of          9
Cash Surrender Value                            10   Investments of the Separate Account    8
Cash Value                                      10   Maturity Date                          3
Changing Your Insurance Policy                   7   Owner                                  5
   Change of Ownership or Beneficiary           16   Payment Options                       17
   Changing the Death Benefit Option             7   Policy Loans                          15
   Changing the Specified Amount                 7   Policy Values                          9
Contract                                         5   Premium Class                          2
Cost of Insurance Rate Table                    21   Premium Payment                        5
Date of Issue                                  3,5   Separate Account                       7
Death Benefit and Death Benefit Options          6   Surrender, Full and Partial           12
Dollar Cost Averaging                           14   Transfer Provision                    13
Expense Charges                                      Valuation of Assets                    8
   Monthly Administration Fee                3A,11   Valuation Dates                        8
   Premium Expense Charge                       3A   Valuation Units                        8
   Premium Tax                                  3A

COMPANY REFERENCE. We, Our, Us, or Company means The United States Life Insurance Company In the City of New York.

YOU, YOUR. The words You or Your mean the Owner of this policy.

HOME OFFICE.  Our office at 125 Maiden Lane, New York, N.Y. 10038-4992.

ADMINISTRATIVE CENTER. Our service center to which you should direct all requests, instructions and other communications. Our Administrative Center is located at 2727-A Allen Parkway, Houston, Texas 77019-2191. The mailintg address for services is P.O. Box 4880, Houston, Texas 77210-4880. The mailing address for premium payments is ______________.

WRITTEN, IN WRITING. A written request or notice in acceptable form and content, which is signed and dated, and received at Our Administration Center.

PREMIUM CLASS. The Premium Class of this policy is shown on Page 3 as one or a combination of the following terms:

SELECT. The term "Select" means the Insured qualifies as a better than average mortality risk.

PREFERRED. The term "Preferred" means the cost of insurance is based on the Insured being a non-user of tobacco.

STANDARD. The term "Standard" means the cost of insurance is based on the Insured being a tobacco user.

JUVENILE. All policies issued to Insureds at issue age 17 or less are designated as "Juvenile". This means that cost of insurance rates stated in the policy for insurance ages 18 and above are Standard rates. (Rates are not classified on the basis of the Insured being a user or non-user of tobacco at ages 0 through 17.)

SPECIAL. The term "Special" means an extra premium is being charged due to the Insured's health, occupation or avocation.

RATES ON POLICY ANNIVERSARY NEAREST INSURED'S 18TH BIRTHDAY (FOR INSURED'S AGE 17 OR LESS ON DATE OF ISSUE). If the Insured's age, nearest birthday, is 17 or less on the Date of Issue of this policy, Standard rates will be used starting on the policy anniversary nearest the Insured's 18th birthday, except as follows. Prior to the anniversary nearest the Insured's 18th birthday, a written statement, signed by the Insured, may be submitted to the Company requesting that Preferred rates be made effective. The statement must include the date the Insured last used tobacco, or state that the Insured as never used tobacco,
whichever applies.   If the request is approved, Preferred rates will be made
effective on the policy anniversary nearest the Insured's 18th birthday. Otherwise, Standard rates will apply. We will send a notice to the Owner at least 30 days prior to the policy anniversary nearest the Insured's 18th birthday that an application for Preferred rates may be submitted.

                                     NOTICE
                    This Policy Is A Legal Contract Between
                       The Policy Owner And The Company.
97600N                               Page 2

                                POLICY SCHEDULE


BASIC POLICY                     MONTHLY COST           YEARS PAYABLE

   VARIABLE LIFE                 SEE PAGE 21                  65


ADDITIONAL BENEFITS PROVIDED BY RIDERS

   NONE


PREMIUM CLASS:                                        PREFERRED
INITIAL PREMIUM:                                      $1,504.60
PLANNED PERIODIC PREMIUM:                             $1,504.60 PAYABLE ANNUALLY
MONTHLY DEDUCTION DAY:                       1ST DAY OF EACH MONTH

MINIMUM DEATH BENEFIT AMOUNT (AFTER
   A DECREASE IN SPECIFIED AMOUNT)                $ 100,000
MINIMUM PARTIAL SURRENDER                         $  500.00
MINIMUM VALUE THAT MAY BE RETAINED IN A
   DIVISION AFTER A PARTIAL SURRENDER             $  500.00
GUARANTEED INTEREST RATE                          4.0%


ANY CHANGES IN THE AMOUNT, TIMING OR FREQUENCY OF PREMIUM PAYMENTS, ADJUSTMENTS IN THE CREDITING OF ADDITIONAL INTEREST, ADJUSTMENTS IN MORTALITY OR EXPENSE CHARGES, LOANS OR PARTIAL SURRENDERS TAKEN, COST OF SUPPLEMENTARY RIDERS, OR ADJUSTMENTS TO THE DEATH BENEFIT MAY VARY THE ACCUMULATION OF CASH VALUES AND MAY REQUIRE MORE PREMIUM TO BE PAID THAN WAS ILLUSTRATED OR MAY CAUSE THE POLICY TO LAPSE PRIOR TO THE MATURITY DATE.



INSURED:                       JOHN DOE   POLICY NUMBER:        0000000000

INSURANCE AGE:                       35   DATE OF ISSUE:   JANUARY 1, 1998

INITIAL SPECIFIED AMOUNT:      $100,000   MATURITY DATE:   JANUARY 1, 2063

DEATH BENEFIT OPTION:          1          THIS IS A (SEX DISTINCT) POLICY



                         THIS IS A (STATE NAME) POLICY

                                     PAGE 3
97600N

              POLICY SCHEDULE CONTINUED - POLICY NUMBER 0000000000


CHARGES DEDUCTED FROM THE SEPARATE ACCOUNT

   MORTALITY AND EXPENSE CHARGE.   DEDUCTIONS FROM THE SEPARATE ACCOUNT WILL BE
       MADE AT AN ANNUAL RATE NOT TO EXCEED 0.75%. AFTER THE 10TH POLICY ANNIVERSARY, THE ANNUAL RATE WILL NOT EXCEED 0.50%. AFTER THE 20TH POLICY ANNIVERSARY, THE ANNUAL RATE WILL NOT EXCEED 0.25%. THE CURRENT RATE ON THE DATE OF ISSUE IS [0.75%]. THE ACTUAL DEDUCTION WILL BE MADE ON A DAILY BASIS. THE CURRENT RATE ON A DAILY BASIS IS [.002055%].

EXPENSE CHARGES

   PREMIUM EXPENSE CHARGE:               CURRENT   GUARANTEED
   ADJUSTABLE PREMIUM EXPENSE CHARGE
        PERCENTAGE:                       [2.5%]      5.0%

   PREMIUM TAX (IF APPLICABLE).  DEPENDING ON THE LAWS OF THE JURISDICTION IN
       WHICH THIS   POLICY WAS ISSUED, A PERCENTAGE OF EACH PREMIUM MAY BE
       DEDUCTED FOR PREMIUM TAX.  THE PREMIUM TAX RATE FOR THIS POLICY IS [0%].

   MONTHLY ADMINISTRATION FEE:           CURRENT   GUARANTEED
                                          [$6.00]     $12.00

BASIC POLICY CHARGES AND FEES

   COST OF INSURANCE CHARGES.  GUARANTEED MAXIMUM COST OF INSURANCE RATES
        PER $1,000 OF NET AMOUNT AT RISK ARE SHOWN ON PAGE 21.

   SURRENDER CHARGES. A SURRENDER CHARGE WILL BE SUBTRACTED FROM YOUR ACCUMULATION VALUE IF THIS POLICY IS SURRENDERED OR THE INITIAL SPECIFIED AMOUNT IS REDUCED DURING THE FIRST TEN POLICY YEARS, OR DURING THE FIRST TEN YEARS FOLLOWING AN INCREASE IN SPECIFIED AMOUNT. THE TABLE OF SURRENDER CHARGES WILL BE FOUND ON PAGES 23 AND 24. MAXIMUM CHARGE FOR EACH PARTIAL SURRENDER WILL BE THE LESSER OF 5% OF THE AMOUNT WITHDRAWN OR $25.00.



                                    PAGE 3A
97600N



              POLICY SCHEDULE CONTINUED - POLICY NUMBER 0000000000

            INITIAL ALLOCATION OF NET PREMIUMS AND POLICY DEDUCTIONS

INVESTMENT OPTIONS                                       INITIAL ALLOCATION        INITIAL ALLOCATIONS
                                                          OF NET PREMIUMS           OF POLICY DEDUCTIONS

GENERAL ACCOUNT:
[(125) USL Declared Fixed Interest Account                            100%   100%]

SEPARATE ACCOUNT: [USL VL-R]
       [(126)   AIM V.I. International Equity                           0%       0%
        (127)   AIM V.I. Value                                          0%       0%
        (128)   International Equities                                  0%       0%
        (129)   MidCap Index                                            0%       0%
        (130)   Money Market                                            0%       0%
        (131)   Stock Index                                             0%       0%
        (132)   Quality Bond                                            0%       0%
        (133)   Small Cap                                               0%       0%
        (134)   MFS Emerging Growth                                     0%       0%
        (135)   Equity Growth                                           0%       0%
        (136)   High Yield                                              0%       0%
        (137)   Putnam VT Diversified Income                            0%       0%
        (138)   Putnam VT Growth and Income                             0%       0%
        (139)   Putnam VT International Growth and Income               0%       0%
        (140)   Equity                                                  0%       0%
        (141)   Growth                                                  0%       0%
        (142)   Strategic Stock                                         0%       0%]



97600N                         Page 3B

            INVESTMENT OBJECTIVES OF THE SEPARATE ACCOUNT PORTFOLIOS

A brief description of each Separate Account Portfolio's investment objective follows. However, no investment allocation should be made without referring to the appropriate prospectus which describes each Portfolio in detail.

                       AIM VARIABLE INSURANCE FUNDS, INC.

The AIM fund is an open-end diversified investment management investment company which will offer shares in two separate funds.

1. AIM V.I. INTERNATIONAL EQUITY FUND. The Fund seeks to provide long-term growth of capital by investing in a diversified portfolio of international equity securities, the issuers of which are considered by the Adviser to have strong earnings momentum.

2.  AIM V.I. VALUE FUND.   The Fund seeks to achieve long-term growth of capital
 by investing primarily in equity securities judged by the Adviser to be undervalued relative to the current or projected earnings of the companies issuing the securities, or relative to current market values of assets owned by the companies issuing the securities or relative to the equity market generally.

               AMERICAN GENERAL SERIES PORTFOLIO COMPANY (AGSPC)

The AGSPC Fund is an open-end diversified investment management company which will offer shares in four separate funds.

1. INTERNATIONAL EQUITIES FUND. The Fund seeks to provide long-term growth of capital through investments primarily in a diversified portfolio of equity and equity related securities of foreign issuers that, as a group, are expected to provide investment results closely corresponding to the performance of the Morgan Stanley Capital International, Europe, Australasia and the Far East Index (the "EAFE Index").

2. MIDCAP INDEX FUND. The Fund seeks to provide growth of capital through investments primarily in a diversified portfolio of common stocks that, as a group, are expected to provide investment results closely corresponding to the performance of the Standard & Poor's MidCap 400 Index (the "S&P MidCap 400 Index").

3. MONEY MARKET FUND. The Fund seeks liquidity, protection of capital and current income through investments in short term money market securities. The Fund uses 95% of its assets to buy short-term securities that are rated within the highest rating category for short-term debt obligations by at least two nationally recognized rating services or unrated securities of comparable investment quality.

4. STOCK INDEX. The Fund seeks long-term capital growth through investment in common stocks. That, as a group, are expected to provide investment results closely corresponding to the performance of the Standard & Poor's 500 Stock Index (the "S&P 500 Index").

                       DREYFUS VARIABLE INVESTMENT FUND

The Dreyfus Fund is an open-end diversified investment management company which will offer shares in two separate Funds. The Dreyfus Corporation serves as the investment adviser for each of the two funds.

1. QUALITY BOND PORTFOLIO. The Fund seeks to provide maximum amount current income to the extent consistent with the preservation of capital and the maintenance of liquidity. The Fund invests primarily in debt obligations of corporations, the U.S. government and its agencies and instrumentalities, and major U.S. banking institutions.

97600N                         Page 3C

2. SMALL CAP PORTFOLIO. The Fund seeks to maximize capital appreciation. The Fund seeks out companies that the Adviser believes have the potential for significant growth. During periods the Adviser judges to be of market strength, the Fund will act aggressively to increase shareholders' capital by investing principally in common stocks of domestic and foreign issuers.


        MASSACHUSETTS FINANCIAL SERVICES (MFS) VARIABLE INSURANCE TRUST

The MFS Trust is an open-end diversified investment management company which will offer shares in one separate Fund. Massachusetts Financial Services Company serves as the investment adviser for the Fund.

MFS EMERGING GROWTH SERIES. The fund seeks to provide long-term growth of capital. The Fund's policy is to invest at least 80 percent of its net assets under normal circumstances in common stocks of companies that the Adviser believes are early in their life cycle but which have the potential to become major enterprises (emerging growth companies).

               MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.

The Morgan Stanley Dean Witter Fund is an open-end diversified investment management company which will offer shares in two separate Funds. Morgan Stanley Dean Witter Investment Management Inc. is the investment adviser for the Equity Growth Fund. Miller Anderson & Sherrerd is the investment adviser for the High Yield Portfolio.

1. EQUITY GROWTH PORTFOLIO. The Fund seeks long-term capital appreciation by investing primarily in common and preferred stocks, convertible securities, rights and warrants to purchase common stocks, depository receipts and other equity securities. Under normal circumstances, the Fund will invest at least 65 percent of its total assets in equity securities.

2. HIGH YIELD PORTFOLIO. The Fund seeks above average return over a market cycle of three to five years by investing at least 65 percent of its total assets in high yield securities of U.S. and foreign issuers including corporate bonds and other fixed income securities.

                             PUTNAM VARIABLE TRUST

The Putnam Trust is an open-end diversified investment management company which will offer shares in three separate Funds. Putnam Investment Management, Inc. Serves as the investment adviser for each of the three funds.

1. PUTNAM VT DIVERSIFIED INCOME FUND. The Fund seeks high current income consistent with capital preservation. The Fund pursues its investment objective by allocating its investments among the following three sectors of the fixed income securities markets: (a) a U.S. Government Sector consisting primarily of debt obligations of the U.S. Government; (b) a High Yield Sector consisting of high-yielding, lower-rated, higher-risk U.S. and foreign fixed-income securities; and (c) an International Sector, consisting of obligations of foreign governments.

2. PUTNAM VT GROWTH AND INCOME FUND. The Fund seeks capital growth and current income as its investment objectives. It invests primarily in common stocks that offer potential for capital growth, current income or both.

3. PUTNAM VT INTERNATIONAL GROWTH AND INCOME FUND. The Fund seeks capital growth. Current income is a secondary objective. The Fund will invest primarily in common stocks that offer potential for capital growth, and may invest in stocks that offer potential for current income.

97600N                         Page 3D

                    SAFECO RESOURCES SERIES TRUST

The SAFECO Trust is an open-end diversified investment management company which will offer shares in two separate Funds. SAFECO Asset Management Company serves as the investment adviser for each of the two funds.

1. EQUITY PORTFOLIO. The Fund seeks long term growth of capital and reasonable current income. The Fund does not seek to achieve both growth and income with every portfolio security investment. It attempts to achieve a reasonable balance between growth and income on an overall basis.

2. GROWTH PORTFOLIO. The Fund seeks growth of capital and the increased income that ordinarily follows from such growth. The Fund ordinarily invests most of its assets in common stock selected for potential appreciation.

                        VAN KAMPEN LIFE INVESTMENT TRUST

The Van Kampen Trust is an open-end diversified investment management company which will offer shares in one separate Fund. Van Kampen Asset Management, Inc. serves as the investment adviser for the Fund.

STRATEGIC STOCK PORTFOLIO. The Fund seeks an above average total return through a combination of potential capital appreciation and dividend income, consistent with the preservation of invested capital. The Fund invests primarily in dividend paying equity securities of companies included in the Dow Jones Industrial Average or in the Morgan Stanley Capital International Index.



97600N                         Page 3E

                       THIS PAGE INTENTIONALLY LEFT BLANK



97600N                          Page 4

CONTRACT. Your policy is a legal contract that You have entered into with Us. You have paid the first premium and have submitted an application, a copy of which is attached. In return, We promise to provide the insurance coverage described in this policy.

The entire contract consists of:

1.  The basic policy;
2.  The riders that add benefits to the basic policy, if any;
3.  Endorsements, if any; and
4. The attached copy of Your application, and any amendments or supplemental applications.

DATE OF ISSUE. The Date of Issue of this policy is the date from which the first policy charges are due. The Date of Issue is also the date from which all policy years, anniversaries, and monthly deduction dates are determined.

OWNER. The Owner is as stated in the application unless later changed. During the Insured's lifetime, the Owner may exercise every right the policy confers or we allow subject to the rights of any assignee of record, and to any endorsement on this policy limiting such rights. You can have Joint Owners of the policy. In that case, the authorization of both Joint Owners is required for all policy changes except for transfers, premium allocations and deduction allocations. We will accept the authorization of either Joint Owner for transfers and changes in premium and deduction allocations. The Owner and the Insured can be the same person but do not have to be. If the Owner dies while the policy is in force and the Insured is living, ownership rights pass on to a successor owner, if any, or to the estate of the Owner.

                                PREMIUM PAYMENTS

All premiums after the first are payable in advance. Premium payments are flexible. This means You may choose the amount and frequency of payments.

The actual amount and frequency of premium payments will affect the Cash Values and the amount and duration of insurance. Please refer to the Policy Values Provision for a detailed explanation.

PLANNED PERIODIC PREMIUMS. The amount and frequency of the Planned Periodic Premiums You selected are shown on page 3. You may request a change in the amount and frequency. We may limit the amount of any increase. (See Maximum Premium).

UNSCHEDULED ADDITIONAL PREMIUMS. You may pay additional premiums at any time before the Maturity Date shown on page 3. We may limit the number and amount of additional premiums. (See Maximum Premium).

Additional premiums that cause the Death Benefit to increase more than the Accumulation Value will require a supplemental application and insurability satisfactory to Us. Any unscheduled payments will be applied as an Unscheduled Additional Premium unless you specifically state otherwise.

MAXIMUM PREMIUM. The sum of the premiums paid under this policy may not exceed the guideline premium limitation as defined by Section 7702, Internal Revenue Code of 1986 (or as later amended). Any portion of any premium paid which is determined to be in excess of the limit will be refunded.

PREMIUM EXPENSE CHARGE. The Premium Expense Charge is calculated by multiplying the premium paid, after the deduction of any state premium tax, or other applicable tax charges, by the Premium Expense Charge Percentage. The Premium Expense Charge Percentage is adjustable, but will never be more than the guaranteed Premium Expense Charge Percentage shown on the Policy Schedule.

NET PREMIUM. The Net Premium is the premium paid, less any applicable state premium tax, or other applicable tax charges, and the Premium Expense Charge. Any changes to the Premium Tax Charges must be approved by the insurance official of the state in which this policy is delivered.

97600N                          Page 5

ALLOCATION OF PREMIUMS. The initial allocation of Net Premiums is shown on the Policy Schedule and will remain in effect until changed by Written notice from the Owner. The percentage allocation for future Net Premiums may be changed at any time by Written notice.

The initial Net Premium will be allocated to the Money Market Division on the later of the following dates:

1.  The Date of Issue; or
2. The date all requirements needed to place the policy in force have been satisfied, including underwriting approval and receipt in Our Administration Center of the necessary premium.

The initial Net Premium will remain in the Money Market Division until the first Valuation Date following the 15th day after it was applied. Any additional Net Premiums received prior to the first Valuation date which follows the 15th day after the initial Net Premium was applied will be allocated to the Money Market Division until such Valuation Date. At that time, We will transfer the Accumulation Value to the selected Investment Option(s). Each premium received after such Valuation date will be reduced by any applicable state premium tax or other applicable tax charges and the Premium Expense Charge and applied directly to the selected Investment Option(s) as of the Business Day received.

Changes in the allocation will be effective on the date we receive the Owner's notice. The allocation may be 100% to any available Division or may be divided among these options in whole percentage points totaling 100%. We reserve the right to limit the number of Divisions which you may select.

WHERE TO PAY. You may make your payments to Us at Our Administration Center or to an authorized agent. A receipt signed by an officer of the Company will be furnished upon request.

                    DEATH BENEFIT AND DEATH BENEFIT OPTIONS

DEATH BENEFIT PROCEEDS. If the Insured dies prior to the Maturity Date and while this policy is in force, We will pay the Death Benefit Proceeds to the Beneficiary. The Death Benefit Proceeds will be subject to:

1.  The Death Benefit Option in effect on the date of death; and
2. Any increases or decreases made to the Specified Amount. The Initial Specified Amount is shown on page 3.

Guidelines for changing the Death Benefit Option or the Specified Amount will be found in the section entitled "Changing Your Insurance Policy."

The Death Benefit Proceeds will be the Death Benefit Amount reduced by any outstanding policy loan and will be subject to the other provisions of the "Beneficiary and Proceeds" section.

DEATH BENEFIT OPTION. The Death Benefit Option which You have chosen is shown on page 3 as either Option 1 or Option 2.

OPTION 1. If you have chosen Option 1 the Death Benefit Amount will be the greater of:

1.  The Specified Amount on the date of death; or
2. The Accumulation Value on the date of death multiplied by the Death Benefit Percentage Factor for the Insured's age nearest birthday as shown in the table that follows.

OPTION 2. If you have chosen Option 2, the Death Benefit Amount will be the greater of:

1. The Specified Amount plus the Accumulation Value on the date of death; or
2. The Accumulation Value on the date of death multiplied by the Death Benefit Percentage Factor for the Insured's age nearest birthday as shown in the table that follows.

97600N                           Page 6

                   TABLE OF DEATH BENEFIT PERCENTAGE FACTORS

Att'd      Percentage    Att'd   Percentage    Att'd   Percentage    Att'd   Percentage
Age          Factor       Age      Factor       Age      Factor       Age      Factor
0-40              250%      50          185%      60          130%      70          115%
41                243       51          178       61          128       71          113
42                236       52          171       62          126       72          111
43                229       53          164       63          124       73          109
44                222       54          157       64          122       74          107
45                215       55          150       65          120    75-90          105
46                209       56          146       66          119       91          104
47                203       57          142       67          118       92          103
48                197       58          138       68          117       93          102
49                191       59          134       69          116       94          101

                                                                        95+         100




97600N
                               Page 6 continued

                         CHANGING YOUR INSURANCE POLICY

You may request a change in the Specified Amount or Death Benefit Option at any time except that a decrease in the Specified Amount may not become effective prior to the end of the first policy year. Your request must be submitted to Our Administration Center in writing in a form acceptable to Us.

INCREASING THE SPECIFIED AMOUNT. We will require a supplemental application and evidence of insurability satisfactory to Us for any increase in the Specified Amount. An increase will be effective on the monthly deduction day on or next following the date the application for increase is approved by Us. The effective date will appear in an endorsement to this policy.

DECREASING THE SPECIFIED AMOUNT. Any decrease will go into effect on the monthly deduction day following the day We receive the request. The Death Benefit Amount remaining in effect after any decrease cannot be less than the greater of:

1.  The Minimum Death Benefit Amount shown on page 3; or
2. Any Death Benefit Amount which, upon comparing such amount to the sum of premiums already paid, would result in an excess of premium payments. (See the "Maximum Premium" provision.)

Any such decrease will be applied in the following order:

1. Against the Specified Amount provided by the most recent increase;
2. Against the next most recent increases successively;
3. Against the Specified Amount provided under the original application.

Any reduction in Specified Amount will be subject to any applicable Surrender Charges on a pro-rata basis, and the remaining Surrender Charge will be reduced proportionately.

Surrender Charges will apply to each $1,000 of decrease in Specified Amount. The Accumulation Value will be reduced by the amount of any Surrender Charge. However, if such charge would result in a negative Cash Value, the Specified Amount decrease will not be allowed.

CHANGING THE DEATH BENEFIT OPTION. You may request a change in the Death Benefit Option you have chosen.

1 . If You request a change from Option 1 to Option 2: The new Specified Amount will be the Specified Amount, prior to change, less the Accumulation Value as of the effective date of the change, but not less than zero.
2. If You request a change from Option 2 to Option 1: The new Specified Amount will be the Death Benefit Amount as of the effective date of the change.

We will not require evidence of insurability for a change in the Death Benefit Option. The change will go into effect on the monthly deduction day following the date We receive Your request for change.

CHANGING THE TERMS OF YOUR POLICY. Any change in Your policy must be approved by one of Our officers. No agent has the authority to make any changes or waive any of the terms of Your policy.

                          SEPARATE ACCOUNT PROVISIONS

SEPARATE ACCOUNT. Separate Account USL VL-R is a segregated investment account established by the Company under New York law to separate the assets funding the variable benefits for the class of policies to which this policy belongs from the other assets of the Company. That portion of the assets of the Separate Account equal to the reserves and other policy liabilities with respect to the Separate Account shall not be chargeable with liabilities arising out of any other business We may conduct . Income, gains and losses, whether or not realized from assets allocable to the Separate Account, are credited to or charged against such Account without regard to Our other income, gains or losses.

97600N                           Page 7

INVESTMENTS OF THE SEPARATE ACCOUNT. The Separate Account is segmented into Divisions. Each Division invests in a single Investment Option. Net Premiums will be applied to the Separate Account and allocated to one or more Divisions. A brief description of each Division will be found starting on page 3C. The assets of the Separate Account are invested in the Investment Options listed on the Policy Schedule Pages. From time to time, We may add additional Divisions to those shown on the Policy Schedule pages. We may also discontinue offering one or more Divisions. Any change in Divisions available or selected are shown on the Policy Schedule or on an amended Policy Schedule. Any change in investment selection shall be pursuant to a duly executed change form filed with Our Administration Center. Transfers may be made to the additional Divisions subject to the rules stated in the Transfer Provision and any new rules or limitations tied to such additional Divisions.

If shares of any of the Investment Options become unavailable for investment by the Separate Account, or the Company's Board of Directors deems further investment in these shares inappropriate, the Company may limit further investment in the shares or may substitute shares of another Investment Option for shares already purchased under this policy.

VALUATION OF ASSETS. The assets of the Separate Account are valued as of each Valuation Date at their fair market value in accordance with Our established procedures. The Separate Account Value as of any Valuation Date prior to the Maturity Date is the sum of Your account values in each Division of the Separate Account as of that date.

VALUATION UNITS. In order to determine policy values in the Divisions We use Valuation Units which are calculated separately for each Division. The Valuation Unit value for each Division will vary to reflect the investment experience of the applicable Investment Option. The Valuation Unit for a Division will be determined on each Valuation Date for the Division by multiplying the Valuation Unit value for the Division on the preceding Valuation Date by the Net Investment Factor for that Division for the current Valuation Date.

The Net Investment Factor for each Division is determined by dividing (1) by (2) and subtracting (3), where:

(1) is the net asset value per share of the applicable Investment Option as of the current Valuation Date plus any per share amount of any dividend or capital gains distribution paid by the Investment Option since the last Valuation Date; and
(2) is the net asset value per share of the shares held in the Division as determined at the end of the previous valuation period; and
(3) is a factor representing the Mortality and Expense Charge.

The net asset value of an investment company's shares held in each investment division shall be the value reported by Us by that investment company.

VALUATION DATES. Valuation of the various Divisions will occur on each Business Day during each month. If the underlying Investment Option is unable to value or determine the Divisions investment in an Investment Option due to any of the reasons stated in the "Suspension and Deferral of Payments Provision", the Valuation Date for the Division with respect to the unvalued portion shall be the first Business Day that the assets can be valued or determined.

BUSINESS DAY. A business day is each day that the New York Stock Exchange and the Company are open for business. A business day immediately preceded by one or more non-business calendar days will include those non-business days as part of that business day. For example, a business day which falls on a Monday will consist of a Monday and the immediately preceding Saturday and Sunday.

MINIMUM BALANCE. If a partial surrender causes the balance in any Division to drop below $500, the Company reserves the right to transfer the remaining balance to the Money Market Division. If a transfer causes the balance in any Division to drop below $500, the Company reserves the right to transfer the remaining balance in proportion to the transfer request.

97600N                              Page 8

CHANGE OF INVESTMENT ADVISOR OR INVESTMENT POLICY. Unless otherwise required by law or regulation, the investment advisor or any investment policy may not be changed without Our consent. If required, approval of or change of any investment objective will be filed with the Insurance Department of the state where this policy is being is delivered.

RIGHTS RESERVED BY US. Upon notice to You, this policy may be modified by Us, but only if such modification is necessary to:

1. Operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;
2. Transfer any assets in any Division to another Division, or to one or more other separate accounts;
3. Add, combine or remove Divisions in the Separate Account, or combine the Separate Account with another separate account;
4. Make any new Division available to You on a basis to be determined by Us;
5. Substitute for the shares held in any Division the shares of another Division or the shares of another investment company or any other investment permitted by law;
6. Make any changes as required by the Internal Revenue Code, or by any other applicable law, regulation or interpretation in order to continue treatment of this policy as life insurance; or
7. Make any changes required to comply with rules of any Division.

When required by law, We will obtain Your approval of changes and We will gain approval from any appropriate regulatory authority.

RIGHT TO CONVERT IN THE EVENT OF A MATERIAL CHANGE IN INVESTMENT POLICY. In the event there is a material change in the investment policy of the Separate Account which has been approved by the Superintendent of the New York Department of Insurance, and You object to such change, You shall have the option to convert, without evidence of insurability, to a general account fixed benefit life insurance policy within 60 days after the later of: (1) the effective date of such change in investment policy; or (2) the receipt of the notice of the options available.

GENERAL ACCOUNT. The General Account is a fixed account within Our general assets which We have established for:

1.  Any amounts transferred from the Divisions as a result of a loan; or
2.  Any amounts allocated by the Owner to such Account.

The General Account is credited with interest at an annual rate of not less than 4%, and is not based on the investment experience of any Division of the Separate Account. Interest applied to that portion of the General Account equal to a policy loan will be at an annual effective rate of not less than 4% nor more than 4.75%.

                            POLICY VALUES PROVISION

ACCUMULATION VALUE. The Accumulation Value of Your policy is the total of all values in the General Account and in the Divisions of the Separate Account. The Accumulation Value reflects:

1.    Premiums paid;
2.    Deductions for Premium Expense Charges and all applicable taxes;
3.    Monthly deductions;
4.    The investment experience of the Divisions selected;
5. The value of amounts allocated to the General Account, including interest earned on amounts allocated to the General Account;
6.    Deductions due to partial withdrawals; and
7.    Deductions, if any, resulting from decreases in Specified Amount.

97600N                             Page 9

Net Premiums are allocated, in accordance with your instructions, to the General Account or allocated to the selected Divisions of the Separate Account and converted to Valuation Units.

On each Monthly Deduction day, a Monthly Deduction will be made by reducing the unloaned portion of the General Account or redeeming Valuation Units from each applicable Division in the same ratio as the Allocation of Policy Deductions in effect on the Monthly Deduction day. If the number of Valuation Units in any Division, or in the unloaned portion of the General Account is insufficient to make a Monthly Deduction in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the same ratio the Monthly Deduction bears to the unloaned Accumulation Value of your policy.

The Accumulation Value in any Division is determined by multiplying the value of a Valuation Unit by the number of Valuation Units held under the policy in that Division.

The value of Valuation Units equal to the amount being borrowed from the Separate Account will be transferred to the General Account as of the Business Day that the loan request is received In Writing.

Valuation Units are surrendered to reflect a partial surrender as of the Business Day that the Written request for partial surrender is received.

ON THE DATE OF ISSUE. The Accumulation Value on the Date of Issue will be determined as follows:
1. The Net Premium received; less
2. The Monthly Deduction for the first policy month; (See "How We Calculate a Monthly Deduction.")

The first deduction day is the Date of Issue. The Monthly Deduction day is shown on page 3.

ON EACH DEDUCTION DAY. On each deduction day after the Date of Issue, we will determine the Accumulation Value as follows:
1. First, we will take the Accumulation Value as of the last deduction day; and
2. Add the interest earned for the month on the excess of the General Account value on the last deduction day over any withdrawals and transfers made from the General Account since the last deduction day; and
3. Add any investment gain or subtract any investment loss on the Divisions of the Separate Account since the last deduction day as measured by the change in the value of the Valuation Units; and
4. Add all Net Premiums received since the last deduction day; and
5. Subtract any partial surrender made since the last deduction day; and
6. Subtract the Monthly Deduction for the policy month following the monthly deduction day. (See "How We Calculate a Monthly Deduction.")

ON ANY VALUATION DATE OTHER THAN A DEDUCTION DAY. The Accumulation Value on any Valuation Date other than a deduction day will be the sum of:
1.   The value of the General Account as of the last deduction day; less
2.   Any withdrawals since the last deduction day; plus
3.   All Net Premiums received since the last deduction day; plus
4. The sum of the values of the Divisions of the Separate Account as of the last deduction day, plus
5. The amount of any investment gain, or minus any investment loss, on the Divisions since the last deduction day as measured by the change in the value of the Valuation Units.

CASH VALUE. The Cash Value of this policy will be equal to the Accumulation Value less the Surrender Charge, if any.

CASH SURRENDER VALUE. The Cash Surrender Value of this policy will be equal to the Cash Value less any indebtedness.


97600N                            Page 10

SURRENDER CHARGE. Surrender Charges for the Initial Specified Amount will apply if You surrender this policy or if the Initial Specified Amount is decreased during the first 10 policy years. Surrender Charges for any increases in Specified Amount will apply if such increases are surrendered or reduced during the first 10 years of each increase. The table on pages 23 and 24 lists the Surrender Charge rates per $1,000 of Specified Amount at all issue ages.

You may make a request for surrender or decrease in the Specified amount at any time during the Insured's lifetime before the Maturity Date except that a decrease in the Specified Amount may not become effective prior to the end of the first policy year. The surrender or decrease will take effect on the Valuation Date on or next following the date We receive the request for surrender or decrease.

MONTHLY DEDUCTIONS MAY BE MADE ONLY IF THERE IS SUFFICIENT ACCUMULATION VALUE LESS ANY INDEBTEDNESS. A Monthly Deduction from the Accumulation Value may be made only if the Accumulation Value less any indebtedness is equal to or greater than the Monthly Deduction. The Accumulation Value will be reduced by the amount of each Monthly Deduction which will cause an equal reduction in the Cash Surrender Value. If the Accumulation Value less any indebtedness on a deduction day is not sufficient to meet the Monthly Deduction for the current month, this policy will be subject to the "Grace Period" provision.

HOW WE CALCULATE A MONTHLY DEDUCTION.  Each Monthly Deduction includes:
1. The cost of insurance provided by the basic policy; and
2. The cost of insurance for benefits provided by riders; and
3. The Monthly Administration Fee.

HOW WE CALCULATE THE COST OF INSURANCE FOR THE BASIC POLICY. We calculate the cost of insurance at the beginning of each policy month on the deduction day. The cost of insurance is determined as follows:
1. Reduce the Death Benefit Amount by the amount of Accumulation Value on the deduction day before the cost of insurance deduction is taken, and after the Monthly Administration Fee and Cost of Insurance for riders are deducted;
2. Multiply the difference by the cost of insurance rate per $1,000 of net risk amount as provided in the Cost of Insurance Rate provision; and
3. Divide the result by 1000.

If Option 1 is in effect, and there have been increases in the Specified Amount, the Accumulation Value will first be considered part of the Initial Specified Amount. If the Accumulation Value exceeds the Initial Specified Amount, the excess will be considered part of prior Specified Amount increases in the order of the increases.

COST OF INSURANCE FOR BENEFITS PROVIDED BY RIDERS. The cost of insurance for benefits provided by riders will be as stated on the Policy Schedule or in an endorsement to this policy.

MONTHLY ADMINISTRATION FEE. An administration fee will be deducted monthly. The amount of the monthly fee may be adjusted, but will never be greater than the guaranteed Monthly Administration Fee.

COST OF INSURANCE RATE. The cost of insurance rate for the Initial Specified Amount, and for each Specified Amount increase, is based on the Insured's:
1. Sex (if issued on a Sex Distinct basis);
2. Age nearest birthday on each policy anniversary; and
3. Premium class shown on the Policy Schedule, associated with the Initial Specified Amount and each increase in the Specified Amount.

A portion of the cost of insurance rate is used to recover acquisition costs associated with issuing the policy. Such charges are higher in the early policy years.

The guaranteed monthly cost of insurance rates are shown in the table on page
21. We can use cost of insurance rates that are lower than the guaranteed rates. Any change in rates will apply to all policies in

97600N                           Page 11
the same rate class as this policy. The rate class of this policy is determined on its Date of Issue according to:
1. The calendar year of issue and policy year;
2. The plan of insurance;
3. The amount of insurance; and
4. The age, sex and premium class of the Insured if issued on a Sex Distinct basis. The age and premium class if issued on a Unisex basis.

CHANGES IN RATES, CHARGES AND FEES. This policy does not participate in Our profits or surplus. Any redetermination of the cost of insurance rates, interest rates, mortality and expense charges, percentage of premium charges or the Monthly Administration Fee will be based on Our expectations as to investment earnings, mortality, persistency and expenses (including, but not limited to, reinsurance costs and applicable tax charges.) Such changes in policy cost factors will be determined in accordance with procedures and standards on file with the Insurance Department and will be determined at least every five years. We will not change these charges in order to recoup any prior losses.

TAX CHARGE. We reserve the right to impose additional charges or to establish reserves for any federal or local taxes that may be incurred by Us, and that may be deemed attributable to this policy.

INTEREST RATE. The guaranteed interest rate used in calculating Accumulation Values of amounts allocated to the General Account is .3274% per month compounded monthly. This is equivalent to 4.0% per year, compounded annually. We can use interest rates greater than the guaranteed rates to calculate Accumulation Values. Once interest greater than 4.0% has been credited to the Accumulation Value, it becomes non-forfeitable. We may apply a different rate of interest to that portion of the Accumulation Value which equals the amount of the policy loan. However, the annual rate applied will never be less than 4.0%

GRACE PERIOD. If the Accumulation Value less any indebtedness on a deduction day is not enough to meet the Monthly Deduction for the current month, this policy will remain in force during the 61-day period that follows. If the Cash Surrender Value on a policy anniversary is not enough to pay any loan interest due, this policy will remain in force during the 61-day period that follows. Such 61-day period is referred to in this policy as the "Grace Period." There is no Grace Period for the initial Monthly Deduction.

If the required premium is not paid by the end of the Grace Period, this policy will terminate without value. However, we will give you at least 31 days notice prior to termination that your policy is in the Grace Period and advise you of the amount of premium required to keep your policy in force. Such notice will be sent to you at your last known address, and to the assignee of record, if any. If death occurs during the Grace Period, Monthly Deductions through the policy month in which death occurred will be deducted from the proceeds.

If a surrender request is received within 31 days after the Grace Period commences, the Cash Surrender Value payable will not be less than the Cash Surrender Value on the Monthly Deduction day the Grace Period commenced. The Monthly Deduction for the policy month following such Monthly Deduction day will not be subtracted in the calculation of such Cash Surrender Value.

FULL SURRENDER. Subject to the Beneficiary and Proceeds section, You may return Your policy to Us and request its Cash Surrender Value at any time during the Insured's lifetime before the Maturity Date. The Cash Surrender Value will be determined as of the Business Day the policy and the signed request for surrender are received In Writing in Our Administration Center. If surrender takes place within 31 days after a policy anniversary, the Cash Values will not be less than on that anniversary. The Company may delay payment if the Suspension and Deferral of Payments Provision is in effect.

PARTIAL SURRENDER. At any time after the first policy year, you may request withdrawal of a portion of the Cash Surrender Value of the policy. Your request must be made in writing prior to the Maturity Date during the Insured's lifetime. The minimum partial surrender is $500.00.

Valuation Units are surrendered to reflect a partial surrender as of the Business Day the request for partial surrender is received In Writing in Our Administration Center.

97600N                           Page 12

A partial surrender will result in a reduction of the Accumulation Value, Cash Value and the Death Benefit Amount. The Accumulation and Cash Values will be reduced by the amount of partial surrender benefit. The reduced Death Benefit Amount will be determined in accordance with the Death Benefit Option provision. If your Death Benefit Option is Option 1, the Specified Amount will be reduced by the amount of the partial surrender. The reduced amount will not be less than zero. The Death Benefit Amount remaining after this reduction must be no less than the Minimum Death Benefit Amount shown on page 3.

A partial surrender will result in the cancellation of Valuation Units from each applicable Division and reduction of the unloaned portion of the General Account in the same ratio as the Allocation of Policy Deductions in effect on the date of each partial surrender.

If the number of Valuation Units in any Division or in the unloaned portion of the General Account is insufficient to make a partial surrender in this manner, We will cancel Valuation Units from each applicable Division and reduce the unloaned portion of the General Account in the ratio the partial surrender request bears to the unloaned Accumulation Value of your policy. You must state In Writing in advance how partial surrenders should be made if other than this method is to be used.

There will be a charge for each partial surrender in addition to the amounts shown in the Table of Surrender Charges. The maximum charge is shown on page 3A.

Any partial surrender that causes a reduction in Specified Amount will be subject to any applicable surrender charges on a pro-rata basis, and the remaining surrender charge will be reduced proportionately.

The Company may delay payment if the Suspension and Deferral of Payments Provision is in effect.

PERIOD OF INSURANCE COVERAGE IF AMOUNT OR FREQUENCY OF PREMIUM PAYMENTS IS REDUCED OR IF PREMIUM PAYMENTS ARE DISCONTINUED. If You reduce the amount or frequency of premium payments, or if You discontinue payment of premiums and do not surrender this policy, We will continue making Monthly Deductions as long as the Accumulation Value less any indebtedness is sufficient to make such deductions. This policy will remain in force until the earlier of the following dates:

1. The Maturity Date if the Accumulation Values less any indebtedness is sufficient to make Monthly Deductions to that date; or
2. The end of the Grace Period.

                               TRANSFER PROVISION

TRANSFER OF ACCUMULATION VALUE. You may transfer all or part of Your interest in a Division of the Separate Account or the General Account subject to the following:
1. Transfers will be made as of the Business Day that the transfer request is received in good order.
2. The minimum which may be transferred is $500.00.
3. A transfer from the General Account to a Separate Account Division may only be made during the 60 day period that begins on a policy anniversary. The total amount transferred during the 60 day period is limited in any policy year to 25% of the unloaned portion of the General Account as of the policy anniversary.
4. We may not unilaterally terminate or discontinue the transfer privilege. However, We reserve the right to suspend such privilege for a reasonable period of time. We also reserve the right to charge a fee of $25.00 for each transfer in excess of 12 during a policy year. Any such suspension or charge will be administered in a nondiscriminatory manner. The $25.00 charge will not apply to transfers made under the Dollar Cost Averaging or Automatic Rebalancing provisions.

If You elect to use the transfer privilege, We will not be liable for a transfer made in accordance with Your instructions.

Transfers between Separate Account Divisions result in the redemption of Valuation Units in one Division and the purchase of Valuation Units in the Division to which the transfer is made.

97600N                          Page 13

DOLLAR COST AVERAGING. Dollar Cost Averaging is an automatic transfer of funds made periodically prior to the Maturity Date in accordance with the Transfers provision, except as provided below, and instructions from the Owner. Dollar Cost Averaging (DCA) is subject to the following guidelines:

1.    DCA transfers may be made:
       (a)  On any day of the month except the 29th, 30th or 31st;
       (b)  On a monthly, quarterly, semi-annual or annual basis;
       (c) From the Money Market Division to one or more of the other Separate Account Divisions. (The General Account is not eligible for DCA)

2. DCA may be elected only if the Accumulation Value at the time of election is $5,000, or more.

3. The minimum amount of each DCA transfer is $100, or the remaining amount in the Money Market Division, if less.

4. DCA may not begin prior to the first Valuation Date following the 15th day after the initial Net Premium is applied.

5. DCA will end when there is no longer any value in the Money Market Division, or when You request that DCA end. You will be notified if the value of Your Money Market Division reaches zero.

6. Amounts applied to the Money Market Division while DCA is active will be available for future DCA in accordance with the current DCA request.

7.   There is no charge for DCA.

8.   DCA is not available if Automatic Rebalancing is active.

AUTOMATIC REBALANCING. Automatic Rebalancing occurs when funds are transferred by the Company between the Separate Account Divisions so that the values in each Division match the premium allocation percentages then in effect. You may choose Automatic Rebalancing on a quarterly, semi-annual or annual basis if your Accumulation Value is $5,000 or more. The date Automatic Rebalancing occurs will be based on the Date of Issue of Your policy. For example, if Your policy is dated January 17, and You have requested Automatic Rebalancing on a quarterly basis, Automatic Rebalancing will start on April 17, and will occur quarterly thereafter. After Automatic Rebalancing is elected, it will continue until We are notified In Writing that it is to be discontinued. There is no charge for Automatic Rebalancing. Automatic Rebalancing is not available if Dollar Cost Averaging is active.

                 SUSPENSION AND DEFERRAL OF PAYMENTS PROVISION

We may suspend the calculation and payment of the policy's Cash Surrender Value in the following circumstances if:

1. The New York Stock Exchange is closed or trading on the exchange is restricted as determined by the Securities and Exchange Commission ("SEC");

2. The SEC permits, by an order, the postponement of trading for the protection of Owners; or

3. The SEC determines than an emergency exists that would make the disposal of securities held in the Division or the determination of the value of the Division's net assets not reasonably practicable.


97600N                            Page 14

As to amounts allocated to the General Account, We may defer payment of any Cash Surrender Value withdrawal or loan amount for up to six months after We receive a request for it. If payment is deferred for more than 30 days, We will pay interest at an annual effective rate of not less than 3% per year from the date of the request.

Written notice of both the imposition and termination of any such suspension will be given to the Owners, assignees of record and any irrevocable Beneficiaries.

Payments which were due to have been made and which were deferred following the suspension of the calculation of the Cash Surrender Value will be made within thirty (30) days of the lifting of the suspension, and will be calculated based on the Valuation Date which immediately follows termination of the suspension.

                                  POLICY LOANS

You should consult your tax advisor before you obtain a Policy Loan.

You may borrow from Us at any time while this policy is in force, an amount which is equal to or less than the policy's loan value. The loan value will be the Cash Surrender Value less an amount equal to 3 Monthly Deductions, and less interest on the amount to be borrowed to the next policy anniversary.

The value of Valuation Units equal to the amount being borrowed from the Separate Account will be transferred to the General Account as of the Business Day that the loan request is received in good order.

LOAN INTEREST. Loan interest will accrue daily at an annual effective rate of 4.54% payable in advance. This is equivalent to an annual effective rate of 4.75% paid in arrears. On each policy anniversary, loan interest for the next year is due in advance. Unpaid loan interest will be deducted from the various accounts according to the deduction percentages then in effect, and added to the loaned portion of the General Account. If the number of Valuation Units in any Division, or in the unloaned portion of the General Account is insufficient to deduct unpaid loan interest in this manner, We will cancel Valuation Units from each applicable division and reduce the unloaned portion of the General Account in the same ratio the unpaid loan interest bears to the unloaned Accumulation Value of your policy.

HOW YOU MAY REPAY A POLICY LOAN. You may repay all or part of a policy loan at any time, except that:

1. Repayment may be made only while this policy is in force and prior to the death of the Insured; and,

2. A partial repayment must be at least $100.00.

At any time Your policy loan exceeds the Cash Surrender Value, this policy will lapse. However, at least 31 days prior notice must be mailed by Us to Your last known address and to the assignee of record, if any.

WE CAN DELAY PAYMENT. We can delay lending You money for up to 6 months, or the period allowed by law, whichever is less. However, We cannot delay lending You money if the amount is to be used to pay a premium to Us.

OBTAINING A LOAN.  You may obtain a policy loan by Written request and
assignment of the policy as sole security for the loan.   The Company may delay
a loan if the Suspension and Deferral of Payments Provision is in effect.

EFFECT OF A LOAN. When a loan is made, an amount equal to the amount being borrowed from the Separate Account will be transferred to the General Account.
A loan will result in the cancellation of Units from each applicable Division and reduction of the unloaned portion of the General Account in the ratio that the loan bears to the unloaned Accumulation Value of Your policy. You must state In Writing in advance which Division units are to be canceled if a different method is to be used.

97600N                             Page 15

Repayment of a loan will first be allocated to the General Account until you have repaid any loaned amounts that were allocated to the General Account. You may tell Us how to allocate repayments above that amount. If you do not tell us, an amount equal to the loan repayment will be transferred from the General Account to the Divisions in the same ratio currently in effect for the allocation of Net Premiums.

A loan, whether or not repaid, will have a permanent effect on the Cash Surrender Values and on the death benefits. If not repaid, any indebtedness will reduce the amount of Death Benefit Proceeds and the amount available upon surrender of this policy.

PREFERRED LOANS. A "Preferred Loan" is a policy loan that is made at a net cost to the Owner that is less than the net cost of other policy loans. Starting on the tenth policy anniversary, this policy will be eligible for "Preferred Loans" subject to the following guidelines:
1. The maximum amount eligible for Preferred Loans during a policy year is restricted to the lesser of the following values on the first day of such policy year:
       a. The policy loan value; or
       b. 10% of the Accumulation Value.
2. When a Preferred Loan is made, interest to the next policy anniversary will be charged at the rate shown in the Loan Interest provision.
3. Interest credited to the amount of the Accumulation Value offset by a Preferred Loan:
         a. Will be at an annual effective rate that is equal to or less than the Policy Loan annual effective interest rate; and
         b. Will be at a higher rate than the rate used to credit interest to values offset by any other policy loan and will never be less than 4.5%.

                            BENEFICIARY AND PROCEEDS

BENEFICIARY. The Beneficiary as named in the application, or later changed by You, will receive the proceeds upon the death of the Insured. Unless You have stated otherwise, proceeds will be paid as follows:
1. If any Beneficiary dies before the Insured, that Beneficiary's interest will pass to any other Beneficiaries according to their respective interests.
2. If no Beneficiary survives the Insured, proceeds will be paid to You, as Owner, if You are then living; otherwise proceeds will be paid to Your estate.

CHANGE OF OWNERSHIP OR BENEFICIARY. You may change the Owner or the Beneficiary at any time during the lifetime of the Insured unless the previous designation provides otherwise. To do so, send a Written request to Our Administration Center in a form acceptable to Us. The change will go into effect when We have recorded the change. However, after the change is recorded, it will be deemed effective as of the date of Your Written request for change. The change will be subject to any payment made or action taken by Us before the request is recorded.

COMMON DISASTER. If We cannot determine whether a Beneficiary or the Insured died first in a common disaster, We will assume that the Beneficiary died first. Proceeds will be paid on this basis unless an endorsement to this policy provides otherwise.

PROCEEDS.  Proceeds means the amount payable on:
1. The Maturity Date;
2. Exercise of the full surrender benefit; or
3. The Insured's death.

The proceeds on the Maturity Date will be the Cash Surrender Value. The proceeds on the Insured's death will be the Death Benefit Amount less any outstanding policy loan.

All proceeds and partial surrender benefits are subject to the provisions of the Payment Options section and the other provisions of this policy.

97600N                             Page 16

                                PAYMENT OPTIONS

Instead of being paid in one sum, all or part of the proceeds may be applied under any of the Payment Options described below. In addition to these options, other methods of payment may be chosen with Our consent.

PAYMENT CONTRACT. When proceeds become payable under a Payment Option, a Payment Contract will be issued to each payee. The Payment Contract will state the rights and benefits of the payee. It will also name those who are to receive any balance unpaid at the death of the payee.

ELECTION OF OPTIONS. The Owner may elect or change any Payment Option while the Insured is living, subject to the provisions of this policy. This election or change must be In Writing. Within 60 days after the Insured's death, a payee entitled to proceeds in one sum may elect to receive proceeds under any option.

OPTION 1. PAYMENTS FOR A SPECIFIED PERIOD: Equal monthly payments will be made for a specified period. The Option 1 Table in this policy shows the monthly income for each $1,000 of proceeds applied.

OPTION 2. PAYMENTS OF A SPECIFIED AMOUNT: Equal monthly payments of a specified amount will be made. Each payment must be at least $60 a year for each $ 1,000 of proceeds applied. Payments will continue until the amount applied, with interest, has been paid in full.

OPTION 3. MONTHLY PAYMENTS FOR LIFE: Equal monthly payments will be made for a specified period, and will continue after that period for as long as the payee lives. The specified period may be 10, 15 or 20 years. The Option 3 Table in this policy shows the monthly income for each $1,000 of proceeds applied. If issued on a Sex Distinct basis, tables are based on the 1983a Male or Female Tables adjusted by projection scale G for 9 years, interest at the rate of 3% per year, and a 2% load. If issued on a Unisex basis, tables are based on the 1983a Male or Female Tables, adjusted by projection scale G for 9 years, with unisex rates based on 60% female and 40% male, and interest at the rate of 3% per year, and a 2% load.

At the time payments are to begin under this option, the payee may choose one of the following:

1. Monthly payments based on the Option 3 Table; or
2. Monthly payments equal to a monthly annuity based on our single premium immediate annuity rates then in use.

OPTION 4. PROCEEDS LEFT AT INTEREST: Proceeds may be left on deposit with us for any period up to 30 years. Interest earned on the proceeds may be:

1. Left on deposit to accumulate at the rate of 3% compounded annually; or
2. Paid in installments at the rate for each $1,000 of proceeds of $30 annually, $14.89 semiannually, $7.42 quarterly or $2.47 monthly.

Upon the death of the payee, or at the end of the specified period, any balance left on deposit will be paid in a lump sum or under Options 1, 2 or 3.

INTEREST RATES. The guaranteed rate of interest for proceeds held under Payment Options 1, 2, 3 and 4 is 3% compounded annually. We may credit interest at a higher rate. The amount of any increase will be determined by Us.

PAYMENTS. The first payment under Options 1, 2 and 3 will be made when the claim for settlement has been approved. Payments after the first will be made according to the manner of payment chosen. Interest under Option 4 will be credited from the date of death and paid or added to the proceeds as provided in the Payment Contract.

97600N                              Page 17

AVAILABILITY OF OPTIONS. If the proposed payee is not a natural person, payment options may be chosen only with Our consent.

If this policy is assigned, We will have the right to pay the assignee in one sum the amount to which the assignee is entitled. Any balance will be applied according to the option chosen.

The amount to be applied under any one option must be at least $2,000. The payment elected under any one option must be at least $25.

EVIDENCE THAT PAYEE IS ALIVE. Before making any payment under a Payment Option, We may ask for proof that the payee is alive. If proof is requested, no payment will be made or considered due until We receive proof.

DEATH OF A PAYEE. If a payee dies, any unpaid balance will be paid as stated in the Payment Contract. If there is no surviving payee named in the Payment Contract, We will pay the estate of the payee as follows:

1. Under Options 1 and 3, the value as of the date of death of the remaining payments for the specified period, discounted at the rate of interest, compounded annually, that was used in determining the amount of the monthly payment;
2. Under Options 2 and 4, the balance of any proceeds remaining unpaid with accrued interest, if any.

WITHDRAWAL OF PROCEEDS UNDER OPTIONS 1 OR 2. If provided in the Payment Contract, a payee will have the right to withdraw the entire unpaid balance under Options 1 or 2. Under Option 1, the amount will be the value of the remaining payments for the specified period discounted at the rate of interest used in determining monthly income. Under Option 2, the amount will be the entire unpaid balance.

WITHDRAWAL OF PROCEEDS UNDER OPTION 4. A payee will have the right to withdraw proceeds left under Option 4 subject to the following rules:
1. The amount to be withdrawn must be $500 or more; and
2. A partial withdrawal must leave a balance on deposit of $1,000 or more.

WITHDRAWALS MAY BE DEFERRED. We may defer payment of any withdrawal for up to 6 months from the date We receive a withdrawal request.

ASSIGNMENT.  Payment Contracts may not be assigned.

CHANGE IN PAYMENT. The right to make any change in payment is available only if it is provided in the Payment Contract.

CLAIMS OF CREDITORS. To the extent permitted by law, proceeds will not be subject to any claims of a Beneficiary's creditors.


                               GENERAL PROVISIONS

ASSIGNING YOUR POLICY. During the lifetime of the Insured, You may assign this policy as security of an obligation. We will not be bound by an assignment unless it is received In Writing at Our Administration Center. Two copies of the assignment must be submitted. We will retain one copy and return the other. We will not be responsible for the validity of any assignment.

INCONTESTABILITY. We rely on the statements made in the application for this policy and applications for any reinstatements or increases in Specified Amount. These statements, in the absence of fraud, are considered representations and not warranties. No statement may be used in defense of a claim under the policy unless it is in such an application.

Except as stated below, We cannot contest this policy after it has been in force during the Insured's lifetime for 2 years from the Date of Issue.

97600N                              Page 18

Exceptions: We cannot contest any claim related to an increase in Specified Amount after such increase has been in effect during the Insured's lifetime for 2 years.

If this policy is reinstated, We cannot contest this policy after it has been in force during the Insured's lifetime for 2 years from the date of reinstatement.

We can contest a reinstatement or an increase in Specified Amount only on the basis of the information furnished in the application for such reinstatement or increase.

This 2-year limitation does not apply to any Disability or Accidental Death Benefit, or to the nonpayment of premium.

SUICIDE EXCLUSION. If the Insured takes his or her own life, within 2 years from the Date of Issue, We will limit the Death Benefit Proceeds to the premiums paid less any policy loans and less any partial cash surrenders paid.

If there are any increases in the Specified Amount (See the section entitled "Changing Your Insurance Policy") a new 2 year period shall apply to each increase beginning on the date of each increase. The Death Benefit Proceeds will be the costs of insurance associated with each increase.

When the laws of the state in which this policy is delivered require less than this 2 year period, the period will be as stated in such laws.

AGE OR SEX INCORRECTLY STATED (AGE INCORRECTLY STATED IF ISSUED ON A UNISEX BASIS). If the (1) age or sex of the Insured (if this policy was issued on a Sex Distinct Basis) or (2) age of the Insured (if this policy was issued on a Unisex basis) has been misstated to Us, We will adjust the excess of the Death Benefit Amount over the Accumulation Value on the date of death to that which would have been purchased by the Monthly Deduction for the policy month of death at the correct cost of insurance rate. By age We mean age nearest birthday as of the Date of Issue.

STATUTORY BASIS OF POLICY VALUES. The Cash Values of the policy are not less than the minimum values required by the law of the state where this policy is delivered. The calculation of the Cash Values includes a charge for the cost of insurance, as shown in the Table of Guaranteed Monthly Cost of Insurance Rates. Calculation of minimum Cash Values, nonforfeiture benefits and Guaranteed Cost of Insurance Rates are based on the Composite 1980 Commissioners Standard Ordinary Male/Female/Unisex (Table B) Mortality Table for the appropriate sex and age nearest birthday. A detailed statement of the method of computing values has been filed with the state insurance department where required.

NO DIVIDENDS. This policy will not pay dividends. It will not participate in any of our surplus or earnings.

ANNUAL REPORT. We will send You at least once a year an annual report which will show a summary of all transactions since the last report, including:

1.  Premiums paid since the last report;
2.  Transfers since the last report;
3.  Expense charges deducted since the last report;
4.  The cost of insurance deducted since the last report;
5.  Partial surrender benefits paid to You since the last report;
6.  The amount of any outstanding policy loan;
7.  Separate Account Unit Values;
8.  The current Cash Surrender and Accumulation Values;
9.  The Death Benefit Amount; and
10. Any other information required by the Superintendent of Insurance


97600N                         Page 19

WHEN THIS POLICY TERMINATES.  This policy will terminate if:

1. You request that this policy be terminated;
2. The Insured dies;
3. The policy matures; or
4. The Grace Period ends and the Accumulation Value less any indebtedness is sufficient to cover a Monthly Deduction.

REINSTATEMENT. "Reinstating" means placing Your policy in force after it has terminated at the end of the Grace Period. We will reinstate this policy if We receive:

1. Your Written request within five years after the end of the Grace Period and before the Maturity Date;
2. Evidence of insurability satisfactory to Us;
3. Payment of enough premium to keep the policy in force for two months; and
4. Payment or reinstatement of any indebtedness.

The reinstated policy will be in force from the Monthly Deduction day on or following the date We approve the reinstatement application.

The original surrender charge schedule will apply to a reinstated policy. The Accumulation Value at the time of reinstatement will be:

1. The Surrender Charge deducted at the time of lapse (such charge not being greater than the Accumulation Value at the time of lapse before the Surrender Charge was applied); plus
2. The Net Premium allocated in accordance with the premium allocation percentages at time of lapse unless the reinstatement application provides otherwise, using Unit Values as of the date of reinstatement; plus
3. Any loan repaid or reinstated; less
4. The monthly deduction for one month.

The dollar amount of any Surrender Charge reinstated will be the same as the dollar amount of Surrender Charge at the time of lapse, and will be reinstated into the funds from which they were deducted at the time of lapse using Unit Values as of the date of reinstatement.

If a person other than the Insured is covered by a rider attached to this policy, coverage will be reinstated according to that rider.

OPTION TO EXCHANGE POLICY DURING FIRST 18 MONTHS. At any time during the first 18 months from the Date of Issue of this policy, and while this policy is in force on a premium paying basis, it may be exchanged for any general account fixed benefit plan of life insurance offered by the Company for exchange on the Date of Issue of this policy, subject to the following conditions:

1. The new policy will be issued with the same Date of Issue, insurance age, and risk classification as this policy;

2. The amount of insurance will be the same as the initial amount of insurance under this policy;

3. The new policy may include any additional benefit provided by rider included in this policy if available for issue with the new policy;

4. The exchange will be subject to an equitable premium or cash value adjustment that takes appropriate account of the premiums and cash values under the original and new policies;

5. Evidence of insurability will not be required for the exchange.

97600N                           Page 20

              TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK


ATTAINED AGE          MALE                            ATTAINED AGE      MALE
Nearest Birthday                                      Nearest Birthday
(On Each Policy                                       (On Each Policy
  Anniversary)                                          Anniversary)

      0              $0.35                                   50         $0.56
      1               0.09                                   51          0.61
      2               0.08                                   52          0.67
      3               0.08                                   53          0.73
      4               0.08                                   54          0.80

      5               0.08                                   55          0.88
      6               0.07                                   56          0.96
      7               0.07                                   57          1.05
      8               0.06                                   58          1.14
      9               0.06                                   59          1.24

     10               0.06                                   60          1.35
     11               0.06                                   61          1.48
     12               0.07                                   62          1.62
     13               0.08                                   63          1.78
     14               0.10                                   64          1.95

     15               0.11                                   65          2.15
     16               0.13                                   66          2.36
     17               0.14                                   67          2.58
     18               0.15                                   68          2.82
     19               0.16                                   69          3.07

     20               0.16                                   70          3.36
     21               0.16                                   71          3.70
     22               0.16                                   72          4.08
     23               0.16                                   73          4.52
     24               0.15                                   74          5.01

     25               0.15                                   75          5.54
     26               0.14                                   76          6.11
     27               0.14                                   77          6.71
     28               0.14                                   78          7.33
     29               0.14                                   79          7.99

     30               0.14                                   80          8.71
     31               0.15                                   81          9.52
     32               0.15                                   82         10.45
     33               0.16                                   83         11.50
     34               0.17                                   84         12.67

     35               0.18                                   85         13.93
     36               0.19                                   86         15.25
     37               0.20                                   87         16.63
     38               0.22                                   88         18.06
     39               0.23                                   89         19.55

     40               0.25                                   90         21.11
     41               0.27                                   91         22.80
     42               0.30                                   92         24.66
     43               0.32                                   93         26.82
     44               0.35                                   94         29.67

     45               0.38
     46               0.41
     47               0.44
     48               0.48
     49               0.52


The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on page 3.

97600NM                            Page 21

           TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

                                             OPTION 1 TABLE
                                  INSTALLMENTS FOR A SPECIFIED PERIOD
--------------------------------------------------------------------------------------------------------
  Number       Amount of      Number     Amount of      Number     Amount of      Number     Amount of
 of Years       Monthly      of Years     Monthly      of Years     Monthly      of Years     Monthly
  Payable     Installments   Payable    Installments   Payable    Installments   Payable    Installments
--------------------------------------------------------------------------------------------------------
     5              $17.91         15          $6.87         25          $4.71         35          $3.82
     6               15.14         16           6.53         26           4.59         36           3.76
     7               13.16         17           6.23         27           4.47         37           3.70
     8               11.68         18           5.96         28           4.37         38           3.65
     9               10.53         19           5.73         29           4.27         39           3.60

    10                9.61         20           5.51         30           4.18         40           3.55
    11                8.86         21           5.32         31           4.10
    12                8.24         22           5.15         32           4.02
    13                7.71         23           4.99         33           3.95
    14                7.26         24           4.84         34           3.88
--------------------------------------------------------------------------------------------------------

                                                           OPTION 3 TABLE
                                         INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD
------------------------------------------------------------------------------------------------------------------------
AGE OF PAYEE               GUARANTEED PERIOD              AGE OF PAYEE             GUARANTEED PERIOD
------------------------------------------------------------------------------------------------------------------------
   Male          10 Years       15 Years      20 Years        Male       10 Years      15 Years         20 Years
------------------------------------------------------------------------------------------------------------------------
    20*           $2.95          $2.94         $2.94           50         $4.05         $4.00              $3.93
    21             2.97           2.96          2.96           51          4.11          4.06               3.99
    22             2.98           2.98          2.98           52          4.18          4.13               4.04
    23             3.00           3.00          3.00           53          4.26          4.19               4.10
    24             3.02           3.02          3.02           54          4.34          4.27               4.16

    25             3.05           3.04          3.04           55          4.42          4.34               4.22
    26             3.07           3.06          3.06           56          4.51          4.42               4.28
    27             3.09           3.09          3.08           57          4.60          4.50               4.35
    28             3.12           3.11          3.11           58          4.69          4.58               4.41
    29             3.14           3.14          3.13           59          4.79          4.66               4.47

    30             3.17           3.16          3.16           60          4.90          4.75               4.54
    31             3.20           3.19          3.18           61          5.01          4.84               4.60
    32             3.22           3.22          3.21           62          5.13          4.94               4.67
    33             3.25           3.25          3.24           63          5.26          5.03               4.73
    34             3.29           3.28          3.27           64          5.39          5.13               4.79

    35             3.32           3.31          3.00           65          5.52          5.23               4.85
    36             3.35           3.35          3.33           66          5.66          5.33               4.91
    37             3.39           3.38          3.36           67          5.81          5.43               4.97
    38             3.43           3.42          3.40           68          5.96          5.53               5.02
    39             3.47           3.46          3.44           69          6.12          5.63               5.07

    40             3.51           3.50          3.47           70          6.28          5.73               5.11
    41             3.55           3.54          3.51           71          6.44          5.82               5.15
    42             3.60           3.58          3.55           72          6.61          5.91               5.19
    43             3.65           3.63          3.59           73          6.78          6.00               5.23
    44             3.70           3.67          3.64           74          6.96          6.08               5.26

    45             3.75           3.72          3.68           75          7.13          6.16               5.28
    46             3.80           3.77          3.73           76          7.30          6.24               5.31
    47             3.86           3.83          3.78           77          7.47          6.31               5.33
    48             3.92           3.88          3.83           78          7.64          6.37               5.34
    49             3.98           3.94          3.88           79          7.81          6.42               5.36
                                                               80**        7.97          6.48               5.37
------------------------------------------------------------------------------------------------------------------------------------

 Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due.  If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

                 *Also applies to younger ages.                                       **Also applies to older ages.
----------------------------------------------------------------------------------------------------------------------------------

                                    Page 22
97600NM

              TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK


ATTAINED AGE         FEMALE                            ATTAINED AGE     FEMALE
Nearest Birthday                                      Nearest Birthday
(On Each Policy                                       (On Each Policy
  Anniversary)                                          Anniversary)

      0               0.24                                   50          0.41
      1               0.07                                   51          0.44
      2               0.07                                   52          0.48
      3               0.07                                   53          0.51
      4               0.06                                   54          0.55

      5               0.06                                   55          0.59
      6               0.06                                   56          0.63
      7               0.06                                   57          0.67
      8               0.06                                   58          0.71
      9               0.06                                   59          0.75

     10               0.06                                   60          0.79
     11               0.06                                   61          0.85
     12               0.06                                   62          0.92
     13               0.06                                   63          1.01
     14               0.07                                   64          1.11

     15               0.07                                   65          1.23
     16               0.07                                   66          1.35
     17               0.08                                   67          1.47
     18               0.08                                   68          1.59
     19               0.09                                   69          1.72

     20               0.09                                   70          1.86
     21               0.09                                   71          2.05
     22               0.09                                   72          2.27
     23               0.09                                   73          2.55
     24               0.10                                   74          2.88

     25               0.10                                   75          3.25
     26               0.10                                   76          3.67
     27               0.10                                   77          4.11
     28               0.11                                   78          4.59
     29               0.11                                   79          5.11

     30               0.11                                   80          5.71
     31               0.12                                   81          6.39
     32               0.12                                   82          7.19
     33               0.13                                   83          8.12
     34               0.13                                   84          9.18

     35               0.14                                   85         10.34
     36               0.15                                   86         11.60
     37               0.16                                   87         12.97
     38               0.17                                   88         14.45
     39               0.19                                   89         16.05

     40               0.20                                   90         17.79
     41               0.22                                   91         19.72
     42               0.24                                   92         21.89
     43               0.26                                   93         24.44
     44               0.28                                   94         27.67

     45               0.30
     46               0.32
     47               0.34
     48               0.36
     49               0.39


The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on page 3.

97600NF                            Page 23

           TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

                                             OPTION 1 TABLE
                                  INSTALLMENTS FOR A SPECIFIED PERIOD
--------------------------------------------------------------------------------------------------------
  Number       Amount of      Number     Amount of      Number     Amount of      Number     Amount of
 of Years       Monthly      of Years     Monthly      of Years     Monthly      of Years     Monthly
  Payable     Installments   Payable    Installments   Payable    Installments   Payable    Installments
--------------------------------------------------------------------------------------------------------
     5              $17.91         15          $6.87         25          $4.71         35          $3.82
     6               15.14         16           6.53         26           4.59         36           3.76
     7               13.16         17           6.23         27           4.47         37           3.70
     8               11.68         18           5.96         28           4.37         38           3.65
     9               10.53         19           5.73         29           4.27         39           3.60

    10                9.61         20           5.51         30           4.18         40           3.55
    11                8.86         21           5.32         31           4.10
    12                8.24         22           5.15         32           4.02
    13                7.71         23           4.99         33           3.95
    14                7.26         24           4.84         34           3.88
--------------------------------------------------------------------------------------------------------

                                                           OPTION 3 TABLE
                                         INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD
----------------------------------------------------------------------------------------------------------------------------------
      AGE OF PAYEE                   GUARANTEED PERIOD            AGE OF PAYEE                GUARANTEED PERIOD
----------------------------------------------------------------------------------------------------------------------------------
        Female           10 Years      15 Years      20 Years        Female       10 Years      15 Years         20 Years
----------------------------------------------------------------------------------------------------------------------------------
        20*                $2.85         $2.85         $2.85             50         $3.75         $3.73              $3.69
        21                  2.87          2.87          2.87             51          3.80          3.78               3.74
        22                  2.89          2.88          2.88             52          3.86          3.84               3.79
        23                  2.90          2.90          2.90             53          3.92          3.89               3.85
        24                  2.92          2.92          2.91             54          3.99          3.96               3.90

        25                  2.94          2.93          2.93             55          4.06          4.02               3.96
        26                  2.95          2.95          2.95             56          4.13          4.09               4.02
        27                  2.97          2.97          2.97             57          4.21          4.16               4.08
        28                  2.99          2.99          2.99             58          4.29          4.23               4.15
        29                  3.01          3.01          3.01             59          4.37          4.31               4.21

        30                  3.03          3.03          3.03             60          4.46          4.39               4.28
        31                  3.06          3.05          3.05             61          4.56          4.47               4.35
        32                  3.08          3.08          3.07             62          4.66          4.56               4.42
        33                  3.10          3.10          3.10             63          4.76          4.65               4.49
        34                  3.13          3.13          3.12             64          4.88          4.75               4.56

        35                  3.16          3.15          3.15             65          4.99          4.85               4.63
        36                  3.19          3.18          3.17             66          5.12          4.95               4.70
        37                  3.21          3.21          3.20             67          5.25          5.05               4.77
        38                  3.24          3.24          3.23             68          5.39          5.16               4.83
        39                  3.28          3.27          3.26             69          5.53          5.27               4.90

        40                  3.31          3.30          3.29             70          5.69          5.38               4.96
        41                  3.35          3.34          3.33             71          5.85          5.49               5.02
        42                  3.38          3.37          3.36             72          6.02          5.60               5.08
        43                  3.42          3.41          3.40             73          6.19          5.71               5.13
        44                  3.46          3.45          3.43             74          6.37          5.82               5.17

        45                  3.50          3.49          3.47             75          6.56          5.92               5.21
        46                  3.55          3.53          3.51             76          6.75          6.02               5.25
        47                  3.59          3.58          3.56             77          6.95          6.11               5.28
        48                  3.64          3.63          3.60             78          7.14          6.20               5.30
        49                  3.69          3.67          3.65             79          7.34          6.28               5.32
                                                                         80**        7.54          6.35               5.34
----------------------------------------------------------------------------------------------------------------------------------
 Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due.  If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

                 *Also applies to younger ages.                                       **Also applies to older ages.
----------------------------------------------------------------------------------------------------------------------------------

                                    Page 24
97600NF

              TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                        PER $1,000 OF NET AMOUNT AT RISK



ATTAINED AGE          RATE                             ATTAINED AGE      RATE
Nearest Birthday                                      Nearest Birthday
(On Each Policy                                       (On Each Policy
  Anniversary)                                          Anniversary)

      0               0.33                                   50          0.53
      1               0.09                                   51          0.58
      2               0.08                                   52          0.63
      3               0.08                                   53          0.69
      4               0.08                                   54          0.75

      5               0.07                                   55          0.82
      6               0.07                                   56          0.89
      7               0.07                                   57          0.97
      8               0.06                                   58          1.05
      9               0.06                                   59          1.14

     10               0.06                                   60          1.24
     11               0.06                                   61          1.35
     12               0.07                                   62          1.47
     13               0.08                                   63          1.61
     14               0.09                                   64          1.77

     15               0.10                                   65          1.95
     16               0.12                                   66          2.14
     17               0.13                                   67          2.34
     18               0.14                                   68          2.54
     19               0.14                                   69          2.77

     20               0.15                                   70          3.02
     21               0.15                                   71          3.32
     22               0.14                                   72          3.66
     23               0.14                                   73          4.05
     24               0.14                                   74          4.49

     25               0.14                                   75          4.98
     26               0.14                                   76          5.50
     27               0.13                                   77          6.04
     28               0.13                                   78          6.60
     29               0.14                                   79          7.21

     30               0.14                                   80          7.87
     31               0.14                                   81          8.63
     32               0.15                                   82          9.49
     33               0.15                                   83         10.49
     34               0.16                                   84         11.59

     35               0.17                                   85         12.78
     36               0.18                                   86         14.05
     37               0.19                                   87         15.39
     38               0.21                                   88         16.80
     39               0.22                                   89         18.30

     40               0.24                                   90         19.89
     41               0.26                                   91         21.63
     42               0.29                                   92         23.60
     43               0.31                                   93         25.88
     44               0.33                                   94         28.87

     45               0.36
     46               0.39
     47               0.42
     48               0.46
     49               0.49

The rates shown above represent the guaranteed (maximum) monthly cost of insurance for each $1,000 of net amount at risk. If this policy has been issued in a special (rated) premium class, the guaranteed monthly cost will be calculated as shown on page 3.

97600NU                       Page 25

           TABLES OF MONTHLY INSTALLMENTS FOR EACH $1,000 OF PROCEEDS

                                             OPTION 1 TABLE
                                  INSTALLMENTS FOR A SPECIFIED PERIOD
--------------------------------------------------------------------------------------------------------
  Number       Amount of      Number     Amount of      Number     Amount of      Number     Amount of
 of Years       Monthly      of Years     Monthly      of Years     Monthly      of Years     Monthly
  Payable     Installments   Payable    Installments   Payable    Installments   Payable    Installments
--------------------------------------------------------------------------------------------------------
     5              $17.91         15          $6.87         25          $4.71         35          $3.82
     6               15.14         16           6.53         26           4.59         36           3.76
     7               13.16         17           6.23         27           4.47         37           3.70
     8               11.68         18           5.96         28           4.37         38           3.65
     9               10.53         19           5.73         29           4.27         39           3.60

    10                9.61         20           5.51         30           4.18         40           3.55
    11                8.86         21           5.32         31           4.10
    12                8.24         22           5.15         32           4.02
    13                7.71         23           4.99         33           3.95
    14                7.26         24           4.84         34           3.88
--------------------------------------------------------------------------------------------------------

                                                           OPTION 3 TABLE
                                         INSTALLMENTS FOR LIFE WITH SPECIFIED MINIMUM PERIOD
----------------------------------------------------------------------------------------------------------------------------------
                                           GUARANTEED PERIOD                                     GUARANTEED PERIOD
----------------------------------------------------------------------------------------------------------------------------------
        AGE OF PAYEE           10 Years      15 Years      20 Years     AGE OF PAYEE    10 Years      15 Years         20 Years
----------------------------------------------------------------------------------------------------------------------------------
             20*                 $2.89         $2.89         $2.89            50         $3.87         $3.84              $3.79
             21                   2.91          2.91          2.90            51          3.93          3.90               3.85
             22                   2.93          2.92          2.92            52          3.99          3.96               3.90
             23                   2.94          2.94          2.94            53          4.06          4.02               3.95
             24                   2.96          2.96          2.96            54          4.13          4.08               4.01

             25                   2.98          2.98          2.98            55          4.21          4.15               4.07
             26                   3.00          3.00          3.00            56          4.28          4.22               4.13
             27                   3.02          3.02          3.02            57          4.37          4.30               4.19
             28                   3.04          3.04          3.04            58          4.45          4.38               4.26
             29                   3.07          3.06          3.06            59          4.55          4.46               4.32

             30                   3.09          3.09          3.08            60          4.64          4.54               4.39
             31                   3.11          3.11          3.11            61          4.74          4.63               4.46
             32                   3.14          3.14          3.13            62          4.85          4.72               4.52
             33                   3.17          3.16          3.16            63          4.97          4.81               4.59
             34                   3.20          3.19          3.18            64          5.08          4.91               4.66

             35                   3.22          3.22          3.21            65          5.21          5.01               4.73
             36                   3.26          3.25          3.24            66          5.34          5.11               4.79
             37                   3.29          3.28          3.27            67          5.48          5.21               4.85
             38                   3.32          3.31          3.30            68          5.62          5.32               4.92
             39                   3.36          3.35          3.33            69          5.77          5.42               4.97

             40                   3.39          3.38          3.37            70          5.93          5.53               5.03
             41                   3.43          3.42          3.40            71          6.09          5.63               5.08
             42                   3.47          3.46          3.44            72          6.26          5.73               5.13
             43                   3.51          3.50          3.48            73          6.44          5.84               5.17
             44                   3.56          3.54          3.52            74          6.62          5.93               5.21

             45                   3.60          3.59          3.56            75          6.80          6.03               5.24
             46                   3.65          3.63          3.60            76          6.98          6.12               5.27
             47                   3.70          3.68          3.65            77          7.17          6.20               5.30
             48                   3.76          3.73          3.70            78          7.35          6.27               5.32
             49                   3.81          3.78          3.74            79          7.54          6.34               5.34
                                                                              80**        7.72          6.41               5.35
----------------------------------------------------------------------------------------------------------------------------------
 Payments are based upon the age, nearest birthday, of the Payee on the date the first payment is due.  If monthly installments for two or more specified periods for a given age are the same, the specified period of longer duration will apply.

                 *Also applies to younger ages.                                       **Also applies to older ages.
----------------------------------------------------------------------------------------------------------------------------------

                                    Page 26
97600NU

           TABLE OF SURRENDER CHARGES PER $1,000 OF SPECIFIED AMOUNT

The following charges apply to each $1,000 of Initial Specified Amount surrendered during the first 10 policy years. The charges also apply to each $1,000 of increase in Specified Amount surrendered during the first 10 years of such increase. The word "surrender" as used in this provision means Full Surrender, or a reduction in Specified Amount at the request of the Owner, or due to a Partial Surrender. The charge for the surrender of all or any portion of the Initial Specified Amount will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of Initial Specified Amount being surrendered. The charges for surrender of all or any portion of an increase in Specified Amount will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. The maximum charge for each partial surrender will be the lesser of 5% of the amount withdrawn or $25.00.


   ISSUE
    AGE          YEAR       YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR
   MALE            1         2         3          4         5         6         7         8         9        10        11
-------------------------------------------------------------------------------------------------------------------------------
    0            2.28       2.28       2.28     2.00     1.71      1.43        1.14      0.86      0.57      0.29      0.00
    1            2.28       2.28       2.28     2.00     1.71      1.43        1.14      0.86      0.57      0.29      0.00
    2            2.40       2.40       2.40     2.10     1.80      1.50        1.20      0.90      0.60      0.30      0.00
    3            2.40       2.40       2.40     2.10     1.80      1.50        1.20      0.90      0.60      0.30      0.00
    4            2.52       2.52       2.52     2.21     1.89      1.58        1.26      0.95      0.63      0.32      0.00

    5            2.64       2.64       2.64     2.31     1.98      1.65        1.32      0.99      0.66      0.33      0.00
    6            2.76       2.76       2.76     2.42     2.07      1.73        1.38      1.04      0.69      0.35      0.00
    7            2.88       2.88       2.88     2.52     2.16      1.80        1.44      1.08      0.72      0.36      0.00
    8            2.88       2.88       2.88     2.52     2.16      1.80        1.44      1.08      0.72      0.36      0.00
    9            3.00       3.00       3.00     2.63     2.25      1.88        1.50      1.13      0.75      0.38      0.00

    10           3.12       3.12       3.12     2.73     2.34      1.95        1.56      1.17      0.78      0.39      0.00
    11           3.24       3.24       3.24     2.84     2.43      2.03        1.62      1.22      0.81      0.41      0.00
    12           3.36       3.36       3.36     2.94     2.52      2.10        1.68      1.26      0.84      0.42      0.00
    13           3.60       3.60       3.60     3.15     2.70      2.25        1.80      1.35      0.90      0.45      0.00
    14           3.72       3.72       3.72     3.26     2.79      2.33        1.86      1.40      0.93      0.47      0.00

    15           3.84       3.84       3.84     3.36     2.88      2.40        1.92      1.44      0.96      0.48      0.00
    16           3.96       3.96       3.96     3.47     2.97      2.48        1.98      1.49      0.99      0.50      0.00
    17           4.08       4.08       4.08     3.57     3.06      2.55        2.04      1.53      1.02      0.51      0.00
    18           4.20       4.20       4.20     3.68     3.15      2.63        2.10      1.58      1.05      0.53      0.00
    19           4.44       4.44       4.44     3.89     3.33      2.78        2.22      1.67      1.11      0.56      0.00

    20           4.56       4.56       4.56     3.99     3.42      2.85        2.28      1.71      1.14      0.57      0.00
    21           4.68       4.68       4.68     4.10     3.51      2.93        2.34      1.76      1.17      0.59      0.00
    22           4.92       4.92       4.92     4.31     3.69      3.08        2.46      1.85      1.23      0.62      0.00
    23           5.04       5.04       5.04     4.41     3.78      3.15        2.52      1.89      1.26      0.63      0.00
    24           5.28       5.28       5.28     4.62     3.96      3.30        2.64      1.98      1.32      0.66      0.00

    25           5.52       5.52       5.52     4.83     4.14      3.45        2.76      2.07      1.38      0.69      0.00
    26           5.76       5.76       5.76     5.04     4.32      3.60        2.88      2.16      1.44      0.72      0.00
    27           6.00       6.00       6.00     5.25     4.50      3.75        3.00      2.25      1.50      0.75      0.00
    28           6.24       6.24       6.24     5.46     4.68      3.90        3.12      2.34      1.56      0.78      0.00
    29           6.48       6.48       6.48     5.67     4.86      4.05        3.24      2.43      1.62      0.81      0.00

    30           6.72       6.72       6.72     5.88     5.04      4.20        3.36      2.52      1.68      0.84      0.00
    31           7.20       7.20       7.20     6.30     5.40      4.50        3.60      2.70      1.80      0.90      0.00
    32           7.44       7.44       7.44     6.51     5.58      4.65        3.72      2.79      1.86      0.93      0.00
    33           7.80       7.80       7.80     6.83     5.85      4.88        3.90      2.93      1.95      0.98      0.00
    34           8.16       8.16       8.16     7.14     6.12      5.10        4.08      3.06      2.04      1.02      0.00

    35           8.52       8.52       8.52     7.46     6.39      5.33        4.26      3.20      2.13      1.07      0.00
    36           8.88       8.88       8.88     7.77     6.66      5.55        4.44      3.33      2.22      1.11      0.00
    37           9.36       9.36       9.36     8.19     7.02      5.85        4.68      3.51      2.34      1.17      0.00
    38           9.72       9.72       9.72     8.51     7.29      6.08        4.86      3.65      2.43      1.22      0.00
    39          10.20      10.20      10.20     8.93     7.65      6.38        5.10      3.83      2.55      1.28      0.00


           TABLE OF SURRENDER CHARGES PER $1,000 OF SPECIFIED AMOUNT

The following charges apply to each $1,000 of Initial Specified Amount surrendered during the first 10 policy years. The charges also apply to each $1,000 of increase in Specified Amount surrendered during the first 10 years of such increase. The word "surrender" as used in this provision means Full Surrender, or a reduction in Specified Amount at the request of the Owner, or due to a Partial Surrender. The charge for the surrender of all or any portion of the Initial Specified Amount will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of Initial Specified Amount being surrendered. The charges for surrender of all or any portion of an increase in Specified Amount will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. The maximum charge for each partial surrender will be the lesser of 5% of the amount withdrawn or $25.00.



   ISSUE
    AGE          YEAR       YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR      YEAR
   MALE            1         2         3          4         5         6         7         8         9        10        11
-------------------------------------------------------------------------------------------------------------------------------
   40           10.68      10.68      10.68     9.35     8.01      6.68        5.34      4.01      2.67      1.34      0.00
   41           11.28      11.28      11.28     9.87     8.46      7.05        5.64      4.23      2.82      1.41      0.00
   42           11.88      11.88      11.88    10.40     8.91      7.43        5.94      4.46      2.97      1.49      0.00
   43           12.36      12.36      12.36    10.82     9.27      7.73        6.18      4.64      3.09      1.55      0.00
   44           13.08      13.08      13.08    11.45     9.81      8.18        6.54      4.91      3.27      1.64      0.00

   45           13.68      13.68      13.68    11.97    10.26      8.55        6.84      5.13      3.42      1.71      0.00
   46           14.40      14.40      14.40    12.60    10.80      9.00        7.20      5.40      3.60      1.80      0.00
   47           15.12      15.12      15.12    13.23    11.34      9.45        7.56      5.67      3.78      1.89      0.00
   48           15.84      15.84      15.84    13.86    11.88      9.90        7.92      5.94      3.96      1.98      0.00
   49           16.68      16.68      16.68    14.60    12.51     10.43        8.34      6.26      4.17      2.09      0.00

   50           17.52      17.52      17.52    15.33    13.14     10.95        8.76      6.57      4.38      2.19      0.00
   51           18.48      18.48      18.48    16.17    13.86     11.55        9.24      6.93      4.62      2.31      0.00
   52           19.44      19.44      19.44    17.01    14.58     12.15        9.72      7.29      4.86      2.43      0.00
   53           20.40      20.40      20.40    17.85    15.30     12.75       10.20      7.65      5.10      2.55      0.00
   54           21.48      21.48      21.48    18.80    16.11     13.43       10.74      8.06      5.37      2.69      0.00

   55           22.68      22.68      22.68    19.85    17.01     14.18       11.34      8.51      5.67      2.84      0.00
   56           23.88      23.88      23.88    20.90    17.91     14.93       11.94      8.96      5.97      2.99      0.00
   57           25.20      25.20      25.20    22.05    18.90     15.75       12.60      9.45      6.30      3.15      0.00
   58           26.64      26.64      26.64    23.31    19.98     16.65       13.32      9.99      6.66      3.33      0.00
   59           27.96      27.96      27.96    24.47    20.97     17.48       13.98     10.49      6.99      3.50      0.00

   60           29.64      29.64      29.64    25.94    22.23     18.53       14.82     11.12      7.41      3.71      0.00
   61           31.32      31.32      31.32    27.41    23.49     19.58       15.66     11.75      7.83      3.92      0.00
   62           33.12      33.12      33.12    28.98    24.84     20.70       16.56     12.42      8.28      4.14      0.00
   63           34.92      34.92      34.92    30.56    26.19     21.83       17.46     13.10      8.73      4.37      0.00
   64           36.96      36.96      36.96    32.34    27.72     23.10       18.48     13.86      9.24      4.62      0.00

   65           39.12      39.12      39.12    34.23    29.34     24.45       19.56     14.67      9.78      4.89      0.00
   66           40.00      40.00      40.00    35.00    30.00     25.00       20.00     15.00     10.00      5.00      0.00
   67           40.00      40.00      40.00    35.00    30.00     25.00       20.00     15.00     10.00      5.00      0.00
   68           40.00      40.00      40.00    35.00    30.00     25.00       20.00     15.00     10.00      5.00      0.00
   69           40.00      40.00      40.00    35.00    30.00     25.00       20.00     15.00     10.00      5.00      0.00

   70           40.00      40.00      40.00    35.00    30.00     25.00       20.00     15.00     10.00      5.00      0.00
   71           40.00      40.00      40.00    35.00    30.00     25.00       20.00     15.00     10.00      5.00      0.00
   72           40.00      40.00      40.00    35.00    30.00     25.00       20.00     15.00     10.00      5.00      0.00
   73           40.00      40.00      40.00    35.00    30.00     25.00       20.00     15.00     10.00      5.00      0.00
   74           40.00      40.00      40.00    35.00    30.00     25.00       20.00     15.00     10.00      5.00      0.00

   75           40.00      40.00      40.00    35.00    30.00     25.00       20.00     15.00     10.00      5.00      0.00
   76           40.00      40.00      40.00    35.00    30.00     25.00       20.00     15.00     10.00      5.00      0.00
   77           40.00      40.00      40.00    35.00    30.00     25.00       20.00     15.00     10.00      5.00      0.00
   78           40.00      40.00      40.00    35.00    30.00     25.00       20.00     15.00     10.00      5.00      0.00
   79           40.00      40.00      40.00    35.00    30.00     25.00       20.00     15.00     10.00      5.00      0.00

   80           40.00      40.00      40.00    35.00    30.00     25.00       20.00     15.00     10.00      5.00      0.00

           TABLE OF SURRENDER CHARGES PER $1,000 OF SPECIFIED AMOUNT

The following charges apply to each $ 1,000 of Initial Specified Amount surrendered during the first 10 policy years. The charges also apply to each $1,000 of increase in Specified Amount surrendered during the first 10 years of such increase. The word "surrender" as used in this provision means Full Surrender, or a reduction in Specified Amount at the request of the Owner, or due to a Partial Surrender. The charge for the surrender of all or any portion of the Initial Specified Amount will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of Initial Specified Amount being surrendered. The charges for surrender of all or any portion of an increase in Specified Amount will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. The maximum charge for each partial surrender will be the lesser of 5% of the amount withdrawn or $25.00.


ISSUE
AGE        YEAR         YEAR    YEAR    YEAR    YEAR    YEAR    YEAR    YEAR    YEAR    YEAR    YEAR
FEMALE      1            2       3        4       5       6       7       8       9       10     11
---------------------------------------------------------------------------------------------------------
  0        1.80         1.80    1.80     1.58    1.35   1.13     0.90    0.68    0.45    0.23    0.00
  1        1.92         1.92    1.92     1.68    1.44   1.20     0.96    0.72    0.48    0.24    0.00
  2        1.92         1.92    1.92     1.68    1.44   1.20     0.96    0.72    0.48    0.24    0.00
  3        1.92         1.92    1.92     1.68    1.44   1.20     0.96    0.72    0.48    0.24    0.00
  4        2.04         2.04    2.04     1.79    1.53   1.28     1.02    0.77    0.51    0.26    0.00

  5        2.04         2.04    2.04     1.79    1.53   1.28     1.02    0.77    0.51    0.26    0.00
  6        2.16         2.16    2.16     1.89    1.62   1.35     1.08    0.81    0.54    0.27    0.00
  7        2.28         2.28    2.28     2.00    1.71   1.43     1.14    0.86    0.57    0.29    0.00
  8        2.40         2.40    2.40     2.10    1.80   1.50     1.20    0.90    0.60    0.30    0.00
  9        2.40         2.40    2.40     2.10    1.80   1.50     1.20    0.90    0.60    0.30    0.00

  10       2.52         2.52    2.52     2.21    1.89   1.58     1.26    0.95    0.63    0.32    0.00
  11       2.64         2.64    2.64     2.31    1.98   1.65     1.32    0.99    0.66    0.33    0.00
  12       2.76         2.76    2.76     2.42    2.07   1.73     1.38    1.04    0.69    0.35    0.00
  13       2.88         2.88    2.88     2.52    2.16   1.80     1.44    1.08    0.72    0.36    0.00
  14       2.88         2.88    2.88     2.52    2.16   1.80     1.44    1.08    0.72    0.36    0.00

  15       3.00         3.00    3.00     2.63    2.25   1.88     1.50    1.13    0.75    0.38    0.00
  16       3.24         3.24    3.24     2.84    2.43   2.03     1.62    1.22    0.81    0.41    0.00
  17       3.24         3.24    3.24     2.84    2.43   2.03     1.62    1.22    0.81    0.41    0.00
  18       3.36         3.36    3.36     2.94    2.52   2.10     1.68    1.26    0.84    0.42    0.00
  19       3.60         3.60    3.60     3.15    2.70   2.25     1.80    1.35    0.90    0.45    0.00

  20       3.72         3.72    3.72     3.26    2.79   2.33     1.86    1.40    0.93    0.47    0.00
  21       3.84         3.84    3.84     3.36    2.88   2.40     1.92    1.44    0.96    0.48    0.00
  22       3.96         3.96    3.96     3.47    2.97   2.48     1.98    1.49    0.99    0.50    0.00
  23       4.08         4.08    4.08     3.57    3.06   2.55     2.04    1.53    1.02    0.51    0.00
  24       4.32         4.32    4.32     3.78    3.24   2.70     2.16    1.62    1.08    0.54    0.00

  25       4.56         4.56    4.56     3.99    3.42   2.85     2.28    1.71    1.14    0.57    0.00
  26       4.68         4.68    4.68     4.10    3.51   2.93     2.34    1.76    1.17    0.59    0.00
  27       4.92         4.92    4.92     4.31    3.69   3.08     2.46    1.85    1.23    0.62    0.00
  28       5.04         5.04    5.04     4.41    3.78   3.15     2.52    1.89    1.26    0.63    0.00
  29       5.28         5.28    5.28     4.62    3.96   3.30     2.64    1.98    1.32    0.66    0.00

  30       5.52         5.52    5.52     4.83    4.14   3.45     2.76    2.07    1.38    0.69    0.00
  31       5.88         5.88    5.88     5.15    4.41   3.68     2.94    2.21    1.47    0.74    0.00
  32       6.00         6.00    6.00     5.25    4.50   3.75     3.00    2.25    1.50    0.75    0.00
  33       6.24         6.24    6.24     5.46    4.68   3.90     3.12    2.34    1.56    0.78    0.00
  34       6.60         6.60    6.60     5.78    4.95   4.13     3.30    2.48    1.65    0.83    0.00

  35       6.84         6.84    6.84     5.99    5.13   4.28     3.42    2.57    1.71    0.86    0.00
  36       7.20         7.20    7.20     6.30    5.40   4.50     3.60    2.70    1.80    0.90    0.00
  37       7.56         7.56    7.56     6.62    5.67   4.73     3.78    2.84    1.89    0.95    0.00
  38       7.92         7.92    7.92     6.93    5.94   4.95     3.96    2.97    1.98    0.99    0.00
  39       8.28         8.28    8.28     7.25    6.21   5.18     4.14    3.11    2.07    1.04    0.00

                                    Page 29
9760OF

           TABLE OF SURRENDER CHARGES PER $1,000 OF SPECIFIED AMOUNT

The following charges apply to each $1,000 of Initial Specified Amount suffenderedduring the first 10 policy years. The charges also apply to each $1,000 of increase in Specified Amount surrendered during the first 10 years of such increase. The word "surrender" as used in this provision means Full Surrender, or a reduction in Specified Amount at the request of the Owner, or due to a Partial Surrender. The charge for the surrender of all or any portion of the Initial Specified Amount will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of Initial Specified Amount being surrendered. The charges for surrender of all or any portion of an increase in Specified Amount will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. The maximum charge for each partial surrender will be the lesser of 5% of the amount withdrawn or $25.00.



 ISSUE
  AGE       YEAR   YEAR    YEAR    YEAR    YEAR    YEAR    YEAR    YEAR    YEAR    YEAR    YEAR
 FEMALE      1       2       3       4      5        6       7      8        9      10      11
------------------------------------------------------------------------------------------------
  40        8.64     8.64    8.64    7.56    6.48    5.40    4.32    3.24    2.16   1.08    0.00
  41        9.00     9.00    9.00    7.88    6.75    5.63    4.50    3.38    2.25   1.13    0.00
  42        9.36     9.36    9.36    8.19    7.02    5.85    4.68    3.51    2.34   1.17    0.00
  43        9.84     9.84    9.84    8.61    7.38    6.15    4.92    3.69    2.46   1.23    0.00
  44       10.32    10.32   10.32    9.03    7.74    6.45    5.16    3.87    2.58   1.29    0.00

  45       10.80    10.80   10.80    9.45    8.10    6.75    5.40    4.05    2.70   1.35    0.00
  46       11.28    11.28   11.28    9.87    8.46    7.05    5.64    4.23    2.82   1.41    0.00
  47       11.88    11.88   11.88   10.40    8.91    7.43    5.94    4.46    2.97   1.49    0.00
  48       12.36    12.36   12.36   10.82    9.27    7.73    6.18    4.64    3.09   1.55    0.00
  49       12.96    12.96   12.96   11.34    9.72    8.10    6.48    4.86    3.24   1.62    0.00

  50       13.68    13.68   13.68   11.97   10.26    8.55    6.84    5.13    3.42   1.71    0.00
  51       14.28    14.28   14.28   12.50   10.71    8.93    7.14    5.36    3.57   1.79    0.00
  52       15.00    15.00   15.00   13.13   11.25    9.38    7.50    5.63    3.75   1.88    0.00
  53       15.72    15.72   15.72   13.76   11.79    9.83    7.86    5.90    3.93   1.97    0.00
  54       16.56    16.56   16.56   14.49   12.42   10.35    8.28    6.21    4.14   2.07    0.00

  55       17.28    17.28   17.28   15.12   12.96   10.80    8.64    6.48    4.32   2.16    0.00
  56       18.24    18.24   18.24   15.96   13.68   11.40    9.12    6.84    4.56   2.28    0.00
  57       19.20    19.20   19.20   16.80   14.40   12.00    9.60    7.20    4.80   2.40    0.00
  58       20.16    20.16   20.16   17.64   15.12   12.60   10.08    7.56    5.04   2.52    0.00
  59       21.24    21.24   21.24   18.59   15.93   13.28   10.62    7.97    5.31   2.66    0.00

  60       22.32    22.32   22.32   19.53   16.74   13.95   11.16    8.37    5.58   2.79    0.00
  61       23.64    23.64   23.64   20.69   17.73   14.78   11.82    8.87    5.91   2.96    0.00
  62       24.96    24.96   24.96   21.84   18.72   15.60   12.48    9.36    6.24   3.12    0.00
  63       26.52    26.52   26.52   23.21   19.89   16.58   13.26    9.95    6.63   3.32    0.00
  64       27.96    27.96   27.96   24.47   20.97   17.48   13.98   10.49    6.99   3.50    0.00

  65       29.64    29.64   29.64   25.94   22.23   18.53   14.82   11.12    7.41   3.71    0.00
  66       30.72    30.72   30.72   26.88   23.04   19.20   15.36   11.52    7.68   3.84    0.00
  67       31.92    31.92   31.92   27.93   23.94   19.95   15.96   11.97    7.98   3.99    0.00
  68       33.24    33.24   33.24   29.09   24.93   20.78   16.62   12.47    8.31   4.16    0.00
  69       34.56    34.56   34.56   30.24   25.92   21.60   17.28   12.96    8.64   4.32    0.00

  70       36.00    36.00   36.00   31.50   27.00   22.50   18.00   13.50    9.00   4.50    0.00
  71       37.56    37.56   37.56   32.87   28.17   23.48   18.78   14.09    9.39   4.70    0.00
  72       38.00    38.00   38.00   33.25   28.50   23.75   19.00   14.25    9.50   4.75    0.00
  73       38.50    38.50   38.50   33.69   28.88   24.06   19.25   14.44    9.63   4.81    0.00
  74       39.00    39.00   39.00   34.13   29.25   24.38   19.50   14.63    9.75   4.88    0.00

  75       39.50    39.50   39.50   34.56   29.63   24.69   19.75   14.81    9.88   4.94    0.00
  76       40.00    40.00   40.00   35.00   30.00   25.00   20.00   15.00   10.00   5.00    0.00
  77       40.00    40.00   40.00   35.00   30.00   25.00   20.00   15.00   10.00   5.00    0.00
  78       40.00    40.00   40.00   35.00   30.00   25.00   20.00   15.00   10.00   5.00    0.00
  79       40.00    40.00   40.00   35.00   30.00   25.00   20.00   15.00   10.00   5.00    0.00

  80       40.00    40.00   40.00   35.00   30.00   25.00   20.00   15.00   10.00   5.00    0.00

                                    Page 30
9760OF

           TABLE OF SURRENDER CHARGES PER $1,000 OF SPECIFIED AMOUNT

The following charges apply to each $1,000 of Initial Specified Amount surrendered during the first 10 policy years. The charges also apply to each $1,000 of increase in Specified Amount surrendered during the first 10 years of such increase. The word "surrender" as used in this provision means Full Surrender, or a reduction in Specified Amount at the request of the Owner, or due to a Partial Surrender. The charge for the surrender of all or any portion of the Initial Specified Amount will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of Initial Specified Amount being surrendered. The charges for surrender of all or any portion of an increase in Specified Amount will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. The maximum charge for each partial surrender will be the lesser of 5% of the amount withdrawn or $25.00.



  ISSUE     YEAR   YEAR    YEAR    YEAR    YEAR    YEAR    YEAR    YEAR    YEAR    YEAR    YEAR
   AGE       1       2       3       4      5        6       7      8        9      10      11
------------------------------------------------------------------------------------------------
   0       2.23    2.23     2.23     1.95    1.67     1.39    1.12    0.84    0.56    0.28   0.00
   1       2.24    2.24     2.24     1.96    1.68     1.40    1.12    0.84    0.56    0.28   0.00
   2       2.35    2.35     2.35     2.06    1.76     1.47    1.18    0.88    0.59    0.29   0.00
   3       2.35    2.35     2.35     2.06    1.76     1.47    1.18    0.88    0.59    0.29   0.00
   4       2.47    2.47     2.47     2.16    1.85     1.54    1.24    0.93    0.62    0.31   0.00

   5       2.58    2.58     2.58     2.26    1.94     1.61    1.29    0.97    0.65    0.32   0.00
   6       2.70    2.70     2.70     2.36    2.03     1.69    1.35    1.01    0.68    0.34   0.00
   7       2.82    2.82     2.82     2.47    2.12     1.76    1.41    1.06    0.71    0.35   0.00
   8       2.83    2.83     2.83     2.48    2.12     1.77    1.42    1.06    0.71    0.35   0.00
   9       2.94    2.94     2.94     2.57    2.21     1.84    1.47    1.10    0.74    0.37   0.00

  10       3.06    3.06     3.06     2.68    2.30     1.91    1.53    1.15    0.77    0.38   0.00
  11       3.18    3.18     3.18     2.78    2.39     1.99    1.59    1.19    0.80    0.40   0.00
  12       3.30    3.30     3.30     2.89    2.48     2.06    1.65    1.24    0.83    0.41   0.00
  13       3.53    3.53     3.53     3.09    2.65     2.21    1.77    1.32    0.88    0.44   0.00
  14       3.64    3.64     3.64     3.19    2.73     2.28    1.82    1.37    0.91    0.46   0.00

  15       3.76    3.76     3.76     3.29    2.82     2.35    1.88    1.41    0.94    0.47   0.00
  16       3.89    3.89     3.89     3.40    2.92     2.43    1.95    1.46    0.97    0.49   0.00
  17       4.00    4.00     4.00     3.50    3.00     2.50    2.00    1.50    1.00    0.50   0.00
  18       4.12    4.12     4.12     3.61    3.09     2.58    2.06    1.55    1.03    0.52   0.00
  19       4.36    4.36     4.36     3.82    3.27     2.73    2.18    1.64    1.09    0.55   0.00

  20       4.48    4.48     4.48     3.92    3.36     2.80    2.24    1.68    1.12    0.56   0.00
  21       4.60    4.60     4.60     4.03    3.45     2.88    2.30    1.73    1.15    0.58   0.00
  22       4.82    4.82     4.82     4.22    3.62     3.01    2.41    1.81    1.21    0.60   0.00
  23       4.94    4.94     4.94     4.32    3.71     3.09    2.47    1.85    1.24    0.62   0.00
  24       5.18    5.18     5.18     4.53    3.89     3.24    2.59    1.94    1.30    0.65   0.00

  25       5.42    5.42     5.42     4.74    4.07     3.39    2.71    2.03    1.36    0.68   0.00
  26       5.65    5.65     5.65     4.94    4.24     3.53    2.83    2.12    1.41    0.71   0.00
  27       5.89    5.89     5.89     5.15    4.42     3.68    2.95    2.21    1.47    0.74   0.00
  28       6.12    6.12     6.12     5.36    4.59     3.83    3.06    2.30    1.53    0.77   0.00
  29       6.36    6.36     6.36     5.57    4.77     3.98    3.18    2.39    1.59    0.80   0.00

  30       6.60    6.60     6.60     5.78    4.95     4.13    3.30    2.48    1.65    0.83   0.00
  31       7.07    7.07     7.07     6.19    5.30     4.42    3.54    2.65    1.77    0.88   0.00
  32       7.30    7.30     7.30     6.39    5.48     4.56    3.65    2.74    1.83    0.91   0.00
  33       7.64    7.64     7.64     6.69    5.73     4.78    3.82    2.87    1.91    0.96   0.00
  34       8.00    8.00     8.00     7.00    6.00     5.00    4.00    3.00    2.00    1.00   0.00

  35       8.35    8.35     8.35     7.31    6.26     5.22    4.18    3.13    2.09    1.04   0.00
  36       8.71    8.71     8.71     7.62    6.53     5.44    4.36    3.27    2.18    1.09   0.00
  37       9.18    9.18     9.18     8.03    6.89     5.74    4.59    3.44    2.30    1.15   0.00
  38       9.54    9.54     9.54     8.35    7.16     5.96    4.77    3.58    2.39    1.19   0.00
  39      10.01   10.01    10.01     8.76    7.51     6.26    5.01    3.75    2.50    1.25   0.00

                                    Page 31
9760OU

           TABLE OF SURRENDER CHARGES PER $1,000 OF SPECIFIED AMOUNT

The following charges apply to each $1,000 of Initial Specified Amount surrendered during the first 10 policy years. The charges also apply to each $1,000 of increase in Specified Amount surrendered during the first 10 years of such increase. The word "surrender" as used in this provision means Full Surrender, or a reduction in Specified Amount at the request of the Owner, or due to a Partial Surrender. The charge for the surrender of all or any portion of the Initial Specified Amount will be equal to the rate shown below for the age at issue and the year of surrender, multiplied by the number of thousands of Initial Specified Amount being surrendered. The charges for surrender of all or any portion of an increase in Specified Amount will be equal to the rates shown below for the age at issue of such increase and year of surrender, multiplied by the number of thousands of such increase being surrendered. The maximum charge for each partial surrender will be the lesser of 5% of the amount withdrawn or $25.00.




  ISSUE     YEAR    YEAR     YEAR    YEAR      YEAR    YEAR    YEAR    YEAR      YEAR    YEAR    YEAR
   AGE       1        2        3       4        5        6       7      8         9       10      11
-------------------------------------------------------------------------------------------------------
   40      10.48    10.48    10.48    9.17     7.86     6.55     5.24    3.93    2.62    1.31    0.00
   41      11.05    11.05    11.05    9.67     8.29     6.91     5.53    4.14    2.76    1.38    0.00
   42      11.63    11.63    11.63   10.18     8.72     7.27     5.82    4.36    2.91    1.45    0.00
   43      12.11    12.11    12.11   10.60     9.08     7.57     6.06    4.54    3.03    1.51    0.00
   44      12.80    12.80    12.80   11.20     9.60     8.00     6.40    4.80    3.20    1.60    0.00

   45      13.39    13.39    13.39   11.72    10.04     8.37     6.70    5.02    3.35    1.67    0.00
   46      14.09    14.09    14.09   12.33    10.57     8.81     7.05    5.28    3.52    1.76    0.00
   47      14.80    14.80    14.80   12.95    11.10     9.25     7.40    5.55    3.70    1.85    0.00
   48      15.49    15.49    15.49   13.55    11.62     9.68     7.75    5.81    3.87    1.94    0.00
   49      16.31    16.31    16.31   14.27    12.23    10.19     8.16    6.12    4.08    2.04    0.00

   50      17.14    17.14    17.14   15.00    12.86    10.71     8.57    6.43    4.29    2.14    0.00
   51      18.06    18.06    18.06   15.80    13.55    11.29     9.03    6.77    4.52    2.26    0.00
   52      19.00    19.00    19.00   16.63    14.25    11.88     9.50    7.13    4.75    2.38    0.00
   53      19.93    19.93    19.93   17.44    14.95    12.46     9.97    7.47    4.98    2.49    0.00
   54      20.99    20.99    20.99   18.37    15.74    13.12    10.50    7.87    5.25    2.62    0.00

   55      22.14    22.14    22.14   19.37    16.61    13.84    11.07    8.30    5.54    2.77    0.00
   56      23.32    23.32    23.32   20.41    17.49    14.58    11.66    8.75    5.83    2.92    0.00
   57      24.60    24.60    24.60   21.53    18.45    15.38    12.30    9.23    6.15    3.08    0.00
   58      25.99    25.99    25.99   22.74    19.49    16.24    13.00    9.75    6.50    3.25    0.00
   59      27.29    27.29    27.29   23.88    20.47    17.06    13.65   10.23    6.82    3.41    0.00

   60      28.91    28.91    28.91   25.30    21.68    18.07    14.46   10.84    7.23    3.61    0.00
   61      30.55    30.55    30.55   26.73    22.91    19.09    15.28   11.46    7.64    3.82    0.00
   62      32.30    32.30    32.30   28.26    24.23    20.19    16.15   12.11    8.08    4.04    0.00
   63      34.08    34.08    34.08   29.82    25.56    21.30    17.04   12.78    8.52    4.26    0.00
   64      36.06    36.06    36.06   31.55    27.05    22.54    18.03   13.52    9.02    4.51    0.00

   65      38.17    38.17    38.17   33.40    28.63    23.86    19.09   14.31    9.54    4.77    0.00
   66      39.07    39.07    39.07   34.19    29.30    24.42    19.54   14.65    9.77    4.88    0.00
   67      39.19    39.19    39.19   34.29    29.39    24.49    19.60   14.70    9.80    4.90    0.00
   68      39.32    39.32    39.32   34.41    29.49    24.58    19.66   14.75    9.83    4.92    0.00
   69      39.46    39.46    39.46   34.53    29.60    24.66    19.73   14.80    9.87    4.93    0.00

   70      39.60    39.60    39.60   34.65    29.70    24.75    19.80   14.85    9.90    4.95    0.00
   71      39.76    39.76    39.76   34.79    29.82    24.85    19.88   14.91    9.94    4.97    0.00
   72      39.80    39.80    39.80   34.83    29.85    24.88    19.90   14.93    9.95    4.98    0.00
   73      39.85    39.85    39.85   34.87    29.89    24.91    19.93   14.94    9.96    4.98    0.00
   74      39.90    39.90    39.90   34.91    29.93    24.94    19.95   14.96    9.98    4.99    0.00

   75      39.95    39.95    39.95   34.96    29.96    24.97    19.98   14.98    9.99    4.99    0.00
   76      40.00    40.00    40.00   35.00    30.00    25.00    20.00   15.00   10.00    5.00    0.00
   77      40.00    40.00    40.00   35.00    30.00    25.00    20.00   15.00   10.00    5.00    0.00
   78      40.00    40.00    40.00   35.00    30.00    25.00    20.00   15.00   10.00    5.00    0.00
   79      40.00    40.00    40.00   35.00    30.00    25.00    20.00   15.00   10.00    5.00    0.00

   80      40.00    40.00    40.00   35.00    30.00    25.00    20.00   15.00   10.00    5.00    0.00

                                    Page 32
9760OU

                    THE UNITED STATES LIFE Insurance Company
                            In the City of New York



This is a FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE POLICY. An Adjustable Death Benefit is payable upon the Insured's death prior to the Maturity Date. Investment results are reflected in policy benefits. ACCUMULATION VALUES and CASH VALUES are flexible and will be based on the amount and frequency of premiums paid and the investment results of the Separate Account.
NONPARTICIPATING - NOT ELIGIBLE FOR DIVIDENDS.












                For Information, Service or to make a Complaint

      Contact your Registered Representative, or our Administrative Center

        THE UNITED STATES LIFE Insurance Company In the City of New York
                                 P.O. BOX 4880
                           HOUSTON, TEXAS 77210-4880
                                 1-800-251-3720



97600N